Exhibit 2.4

Execution Version

BANCO DE GALICIA Y BUENOS AIRES, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON

as Trustee, Co-Registrar, Principal Paying Agent and Principal Transfer Agent

and

BANCO DE VALORES S.A.

as Representative of the Trustee in Argentina

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Luxembourg Paying Agent and Transfer Agent

INDENTURE

Dated as of July 19, 2016

SUBORDINATED RESETTABLE NOTES CLASS II DUE 2026

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EXHIBIT A	Form of Note

EXHIBIT B	Form of Certificate for Transfer to QIB

EXHIBIT C	Form of Certificate for Transfer Pursuant to Regulation S

EXHIBIT D	Form of Certificate for Transfer Pursuant to Rule 144

SCHEDULE A	Projected Payment Schedule

INDENTURE, dated as of July 19, 2016, among Banco de Galicia y Buenos Aires S.A., a sociedad anónima organized and existing under the laws of Argentina with legal domicile at Perón 407, 22nd Floor (C1038AAI), Buenos Aires, Argentina, incorporated on September 28, 1905 with a duration until 2100 and registered with the Public Registry of Commerce of the City of Buenos Aires on November 21, 1995 under number 4, File 32, Book 20A, of “Corporations” (the “Issuer”), The Bank of New York Mellon, as trustee (the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), paying agent (in such capacity, the “Principal Paying Agent”) and transfer agent (in such capacity, the “ Principal Transfer Agent”), Banco de Valores S.A., as the Trustee’s representative in Argentina (in such capacity, the “Trustee’s Representative in Argentina”), and The Bank of New York Mellon (Luxembourg) S.A., a corporation (société anonyme) organized under the laws of Luxembourg, as Luxembourg paying agent (in such capacity, the “ Luxembourg Paying Agent”) and Luxembourg transfer agent (in such capacity, the “Luxembourg Transfer Agent”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication and delivery and administration of its Notes (as defined herein), pursuant to the Issuer’s Global Short-Term, Medium-Term and/or Long-Term Notes Program for a maximum outstanding amount of U.S.$600 million (as amended, the “Program”);

WHEREAS, the Issuer, pursuant to resolutions of its shareholders’ dated November 4, 2005, authorized the creation of the Program with an initial maximum outstanding amount of U.S.$342.5 million, which Program was extended in 2010 and 2015, and the maximum outstanding amount of which Program was increased to U.S.$600 million pursuant to a shareholders’ meeting held on April 26, 2016;

WHEREAS, the Issuer, pursuant to a meeting of its Board of Directors held on May 24, 2016, approved the terms and conditions of the Program;

WHEREAS, the Issuer, pursuant to resolutions of its Board of Directors dated June 23, 2016, has fully authorized the issuance of up to U.S.$300 million of its Notes, substantially in the form hereinafter set forth;

WHEREAS, the Program was authorized by the Argentine Comisión Nacional de Valores (“CNV”) by its Resolution No. 15,228, dated November 4, 2005 and the extensions of the Program were authorized by the CNV pursuant to its Resolution No. 16,454, dated November 11, 2010 and its Resolution No. 17,833, dated November 20, 2015 and the maximum outstanding amount of the Program was increased pursuant to CNV Resolution No. 18,081, dated June 10, 2016;

WHEREAS, the Notes will qualify as “obligaciones negociables no convertibles en acciones” under Argentine Law Nº 23,576, as amended (the “Negotiable Obligations Law”), and Resolution 662 of the CNV;

WHEREAS, the main corporate purpose of the Issuer consists of the performance of authorized operations and transactions within the banking and financial sectors;

WHEREAS, the capital stock and the shareholders’ equity of the Issuer, as of March 31, 2016, was Ps. 562.33 million and Ps. 15 billion, respectively, in accordance with Argentine Banking GAAP (as defined below);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Notes issued on and after the date hereof;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

Each party agrees as follows for the benefit of the other parties and of the Holders of the Notes:

ARTICLE I

GENERAL

Section 1.1 Definitions.

“Absorption Amount” means the amount of principal and/or accrued and unpaid interest on the Notes which is required to be permanently reduced as determined by the Issuer in compliance with applicable regulations of the Central Bank and ratified by the Central Bank.

“Acceleration Event” has the meaning set forth in Section 6.1.

“Additional Amounts” has the meaning set forth under Section 3.12.

“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Issuer and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Issuer and the Trustee pursuant to Section 9.1 providing for the issuance of Additional Notes.

“Additional Notes” means any Subordinated Resettable Notes Class II due 2026 of the Issuer originally issued after the Closing Date pursuant to Section 2.14 as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Affiliates” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AFIP” means the Argentine Administración Federal de Ingresos Públicos.

“Agent” means any of the Paying Agents, the Registrars, the Transfer Agents, the Trustee’s Representative in Argentina, the Authenticating Agent or any other agent employed to act hereunder.

“Agent Members” has the meaning assigned to it in Section 2.7(b).

“Applicable Tax Law” has the meaning assigned to it in Section 3.1(c).

“Argentina” means the Republic of Argentina.

“Argentine Banking GAAP” means generally accepted accounting principles as prescribed by the SEFC for banks licensed to operate in Argentina, consistently applied, which are in effect from time to time.

“Argentine Banking Law” means Argentine Law No. 21,526, as amended and supplemented.

“Argentine Bankruptcy Law” means Argentine Law No. 24,522, as amended.

“Argentine Governmental Authority” means the government of Argentina or any political subdivision thereof, whether federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers, or functions of or pertaining to a government with jurisdiction, over the Issuer.

“Argentine Paying Agent” means any person authorized by the Issuer to act as paying agent in Argentina, acting in such capacity, in accordance with the terms hereof, to the extent that a Certificated Note is provided to the Argentine Paying Agent for payment in Argentina by a Holder resident in Argentina.

“Argentine Registrar” means any person authorized by the Issuer to act as registrar in Argentina, acting in such capacity, in accordance with the terms hereof, to the extent that a Certificated Note is provided to the Argentine Registar for registration in Argentina by a Holder resident in Argentina.

“Argentine Transfer Agent” means any person authorized by the Issuer to act as transfer agent in Argentina, acting in such capacity, in accordance with the terms hereof, to the extent that a Certificated Note is provided to the Argentine Transfer Agent for transfer in Argentina by a Holder resident in Argentina.

“Authenticating Agent” has the meaning assigned to it in Section 2.2(e).

“Authorized Agent” has the meaning assigned to it in Section 11.6(d).

“Authorized Officer” means any officer, Director or attorney-in-fact of the Issuer or any Subsidiary, as applicable, as may be duly authorized to take actions under this Indenture and notified to the Trustee in writing by the Issuer or such Subsidiary, as applicable.

“Bail-in Legislation” has the meaning assigned to in Section 2.3(d).

“Bail-in Powers” has the meaning assigned to in Section 2.3(d).

“Bankruptcy Law” means Title 11, U.S. Code, the Financial Institutions Law, the Argentine Bankruptcy Law or any similar U.S. federal or state law or non-U.S. law for the relief of debtors.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“BASE” means the Buenos Aires Stock Exchange.

“Benchmark Reset Rate” means (i) the rate per annum corresponding to the semi-annual equivalent yield to maturity, under the heading that represents the average for the week immediately prior to the Reset Date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the 5-year U.S. Treasury Bond or (ii) if such release (or any successor release) is not published during the week preceding the Reset Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the 5-year U.S. Treasury Bond, calculated by the Independent Investment Banker using a price for the 5-year U.S. Treasury Bond (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date. The Benchmark Reset Rate will be determined by the Independent Investment Banker at 3:30 p.m. (New York time) on the Reset Date and notified to the Issuer promptly.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BRRD” has the meaning assigned to it in Section 2.3(d).

“BRRD Liability” has the meaning assigned to it in Section 2.3(d).

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or the Autonomous City of Buenos Aires, Argentina.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and partnership interests, but excluding any debt securities convertible into such equity.

“Central Bank” means the Banco Central de la República Argentina, the Argentine Central Bank.

“Central Bank Rules” means the accounting rules of the Central Bank as in effect from time to time.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Closing Date” means the date of this Indenture (being the original issue date of Initial Notes hereunder).

“CNV” means the Argentine Comisión Nacional de Valores.

“Co-Registrar” means the party named as such in the recitals to this Indenture, acting as co-registrar for the Notes.

“Code” has the meaning given to it in Section 3.1(d).

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to the Reset Date (1) the average of the Reference Treasury Dealer Quotations for the Reset Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Trust Office” means, with respect to the Trustee, the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is located on the date hereof at The Bank of New York Mellon, 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Global Finance Unit.

“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“ Default” means any event that is an Event of Default or which, after notice or passage of time or both, would be an Event of Default.

“ Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Director” means any duly elected member of the Board of Directors of the Issuer as certified in an Officers’ Certificate of the Issuer and delivered to the Trustee.

“Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes as notified by the Issuer to the Trustee.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Issuer that is a clearing agency registered under the Exchange Act.

“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Extraordinary Meetings” has the meaning assigned to it in Section 9.8(c).

“Financial Institutions Law” means Argentine Law Nº 21,526, as amended.

“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.

“Government Agency” means any public legal entity or public agency, created by federal, national, provincial or municipal government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

“Holder” means the Person in whose name a Note is registered on the Note register maintained by the Co-Registrar.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto, and any supplemental indenture hereto.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Initial Notes” means any of the Issuer’s Subordinated Resettable Notes Class II due 2026 issued on the Closing Date, and any replacement Notes in respect thereof issued thereafter in accordance with this Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) the Issuer, pursuant to or under or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case or proceeding;

(b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them);

(c) consents to the appointment of a custodian, receiver, liquidator, assignee, trustee or similar official of it (or them) or for all or any substantial part of its property;

(d) makes a general assignment for the benefit of its (or their) creditors;

(e) files an answer or consent seeking reorganization or relief;

(f) admits in writing its inability to pay its (or their) debts generally when due; or

(g) consents to the filing of a petition in bankruptcy;

(2) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Issuer or of all or any substantial part of the property of the Issuer, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(3) a custodian, receiver, liquidator, assignee, trustee or similar official is appointed out of court with respect to the Issuer, or with respect to all or any substantial part of the assets or properties of the Issuer; or

(4) the Central Bank

(a) initiates a proceeding under Article 34, 35 or 35 bis of the Financial Institutions Law, requesting the Issuer or any of its Significant Subsidiaries to submit a plan under such Article; or

(b) orders a temporary, total or partial suspension of the activities of the Issuer or any of its Significant Subsidiaries pursuant to Article 49 of the charter of the Central Bank.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Issuer” means the party named as such in the recitals to this Indenture and its successors and assigns, including any Successor Person.

“Issuer Order” means a company order executed by two Authorized Officers requesting authentication of Notes setting forth instructions as to delivery.

“Junior Obligations” means (i) all instruments of, guarantees by or other obligations of the Issuer that are in each case eligible to be computed as part of the Issuer’s Tier I Regulatory Capital, as applicable; (ii) all classes of the Issuer’s Capital Stock and (iii) any other securities or obligations of the Issuer’s which rank pari passu with any class of the Issuer’s Capital Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up.

“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).

“Luxembourg” means the Grand Duchy of Luxembourg.

“ Luxembourg Paying Agent” means any Person authorized by the Issuer to repay the principal of, or interest on, any Notes in Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A.

“Luxembourg Transfer Agent” means any person authorized by the Issuer to act as transfer agent in Luxembourg in accordance with the terms hereof and shall initially be The Bank of New York Mellon (Luxembourg) S.A.

“MAE” means Mercado Abierto Electrónico.

“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.

“Negotiable Obligations Law” has the meaning assigned to it in the recitals to this

Indenture.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in

Regulation S.

“ Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor thereto, and shall initially be the Trustee.

“Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture.

“OID Legend” has the meaning assigned to it in Section 2.8(c).

“Offering Memorandum” means the Issuer’s offering memorandum dated July 14, 2016 used in connection with the Original Offering of Notes.

“Officers’ Certificate” means, when used in connection with any action to be taken by the Issuer or any Subsidiary thereof, a certificate signed by two Authorized Officers of the Issuer or such Subsidiary, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer (except as otherwise provided in this Indenture), obtained at the expense of the Issuer or any Successor Person, and delivered to the Trustee.

“Ordinary Meetings” has the meaning assigned to it in Section 9.8(c).

“Original Offering of Notes” means the original private offering of the Initial Notes outside of Argentina and the public offering of the Notes in Argentina, which were issued on the Closing Date.

“Outstanding” means, as to any Notes as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for the payment or redemption of, which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or an Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer or an Affiliate of the Issuer (if the Issuer or such Affiliate of the Issuer is acting as Paying Agent) for the Holders of such Notes; provided that if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(3) Notes which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York) in whose hands such Notes are valid obligations of the Issuer; and

(4) solely to the extent provided in ARTICLE VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in ARTICLE VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor under the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Parity Obligations” means (i) all securities or other subordinated obligations of the Issuer which qualify as Tier II Regulatory Capital of the Issuer and (ii) any other securities or obligations of the Issuer which rank (pursuant to mandatory provisions of law or otherwise) or are expressed to rank, pari passu with the Issuer’s obligations under the Notes.

“Paying Agent” means the Luxembourg Paying Agent, the Principal Paying Agent, the Argentine Paying Agent and any other paying agent appointed by the Issuer to act in such capacity in accordance with the terms hereof and their respective successors.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pesos” / “Ps.” means Argentine Pesos.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal/Interest Permanent Reduction” means the permanent reduction of the principal amount of the Notes plus accrued and unpaid interest by an amount equal to the Absorption Amount in connection with a Write-off Event.

“Principal Paying Agent” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“ Principal Transfer Agent” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).

“Program” has the meaning assigned to it in the recitals to this Indenture.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

“Reduction Date” means the date on which the Issuer shall have caused the Principal/Interest Permanent Reduction.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or their respective affiliates which are primary United States government securities dealers, and not less than two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and the Reset Date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding the Reset Date.

“Register” has the meaning assigned to it in Section 2.3(a).

“Registrar” means the Co- Registrar, the Argentine Registrar and any other registrar appointed by the Issuer to act in such capacity in accordance with the terms hereof and their respective successors.

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Note” has the meaning assigned to it in Section 2.1(f).

“Relevant Date” means, with respect to any payment due from the Issuer, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York City, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture.

“Relevant Jurisdiction” has the meaning set forth in Section 3.12.

“Relevant Taxes” has the meaning set forth in Section 3.12.

“Relevant Resolution Authority” has the meaning assigned to in Section 2.3(d).

“Resale Restriction Termination Date” means, for any Rule 144A Global Note (or beneficial interest therein), one year (or such other period specified in Rule 144) from the Closing Date or, if any Additional Notes that are Rule 144A Global Notes have been issued before the Resale Restriction Termination Date for any Rule 144A Global Notes, from the latest such original issue date of such Additional Notes, as notified by the Issuer to the Trustee.

“Reset Date” means July 19, 2021, the date that is five years from the Closing

Date.

“Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as:

(1) such Note is a Rule 144A Global Note and the Resale Restriction Termination Date therefor has passed;

(2) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(3) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing or required to bear a Private Placement Legend.

“RPC” means computable capital or responsibilidad patrimonial computable, calculated in accordance with the Central Bank’s norms and regulations.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(e).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEFC” means Superintendency of Financial and Foreign Exchange Institutions (Superintendencia de Entidades Financieras y Cambiarias) of the Central Bank.

“Senior Obligations” means (a) all claims of the Issuer’s unsubordinated creditors and other claims and obligations that rank senior in right of payment under mandatory provisions of Argentinean law, including all labor claims of the Issuer’s employees, all claims of the Issuer’s depositors and all claims of the Argentinean social security administration for healthcare obligations and claims for taxes, or otherwise; and (b) all claims of all of the Issuer’s other creditors, except those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of holders of Parity Obligations.

“Significant Subsidiary” means, at any relevant time, any of the Issuer’s subsidiaries which is a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Special Record Date” has the meaning assigned to it in Section 2.13(a).

“SSGD” means Sistema de Seguro de Garantía de los Depósitos, created by Argentine Law No. 24,485.

“Stated Maturity” means, with respect to any indebtedness, the date specified in such indebtedness as the fixed date on which the final payment of principal of such indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for the repurchase of any such indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity:

(1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or

(2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Successor Person” has the meaning set forth under Section 4.1(b).

“Supervisory Committee” means the comisión fiscalizadora of the Issuer.

“Tier I Regulatory Capital” means (a) Common Tier I Capital (“COn1”) (minus certain deductible items); plus (b) the Additional Tier I Capital (“CAn1”) (minus certain deductible items) as defined by Communication “A” 5580 of the Central Bank, as amended.

“COn1” includes the following net worth items: (i) Capital Stock (excluding Preferred Stock), (ii) non-capitalized capital contributions (excluding share premium), (iii) adjustments to shareholders’ equity, (iv) earnings reserves

(excluding the special reserve for debt instruments), (v) unappropriated earnings, (vi) other results either positive or negative, in the terms included in Section 8.2.1.6 of Communication “A” 5580 of the Central Bank, as amended, (vii) share premiums of the instruments included in COn1, and, in the case of consolidated entities and (viii) minority shareholdings (common shares issued by subsidiaries subject to consolidated supervision and belonging to third parties, if certain criteria are met).

“CAn1” includes certain instruments of financial entities not included under COn1 that meet the regulatory criteria established in Section 8.3.2 of Communication “A” 5580 of the Central Bank, as amended, and share premiums resulting from instruments included in CAn1. Furthermore, in the case of consolidated entities, it includes instruments issued by subsidiaries subject to consolidated supervision and belonging to third parties, pursuant to applicable regulatory requirements.

The above- mentioned items will be considered subtracting certain deductions pursuant to Sections 8.4.1 and 8.4.2 (as applicable) of Communication “A” 5580 of the Central Bank, as amended.

“Tier II Regulatory Capital” means the supplementary capital, including (i) instruments issued by a financial institution (which are not included in Tier I Regulatory Capital) when certain requirements set forth in Sections 8.3.3 and 8.3.4 of Communication “A” 5580 of the Central Bank, as amended, are met, plus (ii) share premiums which are not included in Tier I Regulatory Capital, plus (iii) the provisions required by the Central Bank for loan losses on portfolio customers in “normal status” (situación normal) and those which are guaranteed by preferred “A” guarantees (without exceeding 1.25% of the assets considered in relation to the credit risk evaluation), plus (iv) instruments issued by subsidiaries and held by third parties which are not included in Tier I Regulatory Capital and which comply with the conditions to be considered as Tier II Regulatory Capital, and are not included in Tier I Regulatory Capital when certain additional requirements included in Section 8.3.5 of Communication “A” 5580 of the Central Bank, as amended, are met; minus certain deductible items.

“Transfer Agent” means the Luxembourg Transfer Agent, the Principal Transfer Agent, the Argentine Transfer Agent and any other transfer agent appointed by the Issuer to act in such capacity in accordance with the terms hereof and their respective successors.

“Transparency Directive” has the meaning assigned to it in Section 3.11(a).

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, having direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

“ Trustee’s Representative in Argentina” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means such successor.

“USA Patriot Act” has the meaning assigned to it in Section 11.13.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer’s option.

“U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Write-off Event” means the occurrence of any of the following events:

(a) the Central Bank issues a resolution rejecting the standardization and restructuring plan of the Issuer under section 34 of the Argentine Banking Law;

(b) the Central Bank issues a final non-appealable resolution revoking the Issuer’s authorization to operate as a commercial bank under section 44 c) of the Argentine Banking Law;

(c) the Central Bank authorizes the Issuer’s restructuring in defense of its depositors in accordance with the first paragraph of article 35 bis of the Argentine Banking Law; or

(d) an Argentine Governmental Authority passes a law, issues a decree or takes any other measure by which the Issuer is to be capitalized with public funds, or the SSGD grants any similar financial support in conformity with article 35 bis of the Argentine Banking Law as a result of the Issuer’s solvency or liquidity being affected.

“Write-off Notice” shall have the meaning set forth in Section 6.4.

Section 1.2 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) all ratios, definitions and calculations contemplated in this Indenture with reference to (or derivative of) the financial statements of the Issuer shall be interpreted and calculated in accordance with the accounting standards applicable to the Issuer as of the date hereof; in the event that such accounting standards change or are otherwise modified following the date hereof for any reason, such ratios, definitions and calculations shall continue to be made in the manner originally contemplated (without giving effect to any such changes or modifications);

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) references to payments on the Notes shall include Additional Amounts payable on the Notes, if any;

(7) all references to Sections or Articles refer to Sections or Articles of this Indenture;

(8) references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and

(9) the term “obligor,” when used with respect to the Notes, means the Issuer and any other obligor as of the date of this Indenture.

Section 1.3 Agents.

(a) The Issuer hereby appoints each of the Registrars, the Transfer Agents and the Paying Agents as its agent in relation to the Notes for the purposes specified in this Indenture and in the terms of the Notes applicable thereto and all matters incidental thereto. Each of the Agents shall have the rights, powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Issuer as the Issuer and such Agent may hereafter agree in writing. By execution of this Indenture, each of the Agents accepts its appointment as agent of the Issuer in relation to the Notes and shall comply with the provisions of this Indenture and the Notes applicable thereto.

(b) The Issuer may vary or terminate the appointment of any Agent at any time and from time to time upon giving at least 30 days’ written notice to such Agent and to the Trustee. Each Agent may at any time resign by giving no less than 30 days’ written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective. In the event that the Issuer fails to appoint a new Agent to succeed the resigning Agent within 30 days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.

(c) No Agent makes any representation as to the validity or sufficiency of this

Indenture, any offering materials or the Notes. No Agent shall be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

(d) Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or damage suffered by it in reliance upon any Note, notice, direction,

consent, certificate, affidavit, statement, or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

(e) Each of the Agents may become the owners of, or acquire any interest in, any Notes, with the same rights that they would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with the Issuer.

(f) The Issuer agrees to indemnify and defend each of the Agents and each of their respective officers, directors, employees and agents for, and to hold each of them harmless against any damage, loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with each of their respective appointments, or the exercise of each of their respective powers and rights and the performance of each of their respective duties hereunder, or the performance of any other duties pursuant to the terms and conditions hereof, except such as may result from such Agent’s own negligence, bad faith or willful misconduct or that its respective officers or employees. Notwithstanding anything contained in this Indenture to the contrary, the indemnity set forth in this paragraph shall survive the payment of the Notes, the resignation or removal of any Agent and/or the termination of this Indenture.

(g) Except as otherwise provided herein, none of the Agents shall be liable for any action taken or omitted by it in good faith, in the absence of negligence or willful misconduct.

(h) Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder. The Issuer covenants and agrees to pay to each Agent all such compensation agreed to in writing by the Issuer and each Agent and to reimburse each of the Agents for the reasonable and documented out of pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges relating to such services. The Issuer shall reimburse the relevant Agent for such expenses within 30 days from receiving a written request therefor together with the appropriate documentation for such expenses.

(i) None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of their duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(j) The duties and obligations of each Agent with respect to the Notes and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent. The duties and obligations of each Agent are several and not joint.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(a) The Initial Notes are being originally issued by the Issuer on the Closing Date. The Notes shall be issued as Global Notes, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A.

(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. In the event of any discrepancies between the provisions or definitions of this Indenture and the ones in any Note, the provisions and definitions of this Indenture will control. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(c) The Issuer agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

(d) The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

(e) Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by one or more permanent Global Notes (each, a “Rule 144A Global Note”). (f) Notes originally offered and sold to Non-U.S. Persons outside the United States of America in reliance on Regulation S shall be represented by one or more permanent Global Notes (each, a “Regulation S Global Note”).

Section 2.2 Execution and Authentication.

(a) A Director and a member of the Supervisory Committee shall sign the Notes for the Issuer by manual or facsimile signature. If a Director and/or a member of the Supervisory Committee whose signature is on a Note no longer holds that position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver one or more Notes executed by the Issuer to the Trustee for authentication together with an Issuer Order, and the Trustee shall thereafter authenticate and deliver such Notes to or upon the order of the Issuer (contained in such Issuer Order) or pursuant to such procedures as may be specified from time to time by an Issuer Order.

(d) The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.2 if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Issuer, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Trust Officers shall determine that such action would expose the Trustee to personal liability or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

(e) The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

Section 2.3 Registrars, Transfer Agents and Paying Agents.

(a) The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York, and, as long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg (which office or agency may be an Affiliate of the Trustee), where Notes may be presented or surrendered for registration of transfer or for exchange and where Notes may be presented for payment. If, pursuant to local regulatory requirements in Argentina or the request of any competent Argentine Governmental Authority, an Argentine Paying Agent, Argentine Registrar and Argentine Transfer Agent is appointed, such agent shall act pursuant to the provisions herein only to the extent that an Argentine Holder presents it with a Certificated Note for payment, registration and/or transfer, respectively, in Argentina; it being understood that if an Argentine Holder presents the Argentine Paying Agent with a Certificated Note for payment in Argentina, the Argentine Paying Agent shall provide immediate notice to the Principal Paying Agent, and shall pay principal or interest on the Notes only upon acknowledgment by the Principal Paying Agent that the Principal Paying Agent is unable to make payment by law or by reason of any order, ruling or regulation issued by any court or Government Agency and only if the Argentine Paying Agent has received the Issuer’s deposit pursuant to Section 3.1(a). The Co-Registrar will keep a register (the “Register”) at its office for the registration of ownership, exchange and transfer of the Notes. In the case of the replacement of the Notes, the Register will include notations of the Note so replaced, and the date of the Note issued in replacement thereof. In the case of the cancellation of the Notes, the Register will include notations of the Note so cancelled and the date on which such Note was cancelled. If appointed, the Argentine Registrar shall maintain a record of copies of all registrations of ownership, exchange and transfer of Notes at its office in the City of

Buenos Aires, Argentina. The Co-Registrar shall give a copy of the Register and immediate notice to the Argentine Registrar of any registration of ownership, exchange or transfer of the Notes in the Register. In the event that an Argentine Holder presents a Certificated Note for registration, exchange or transfer in Argentina, the Argentine Registrar shall give a copy of the Register and immediate notice to the Co-Registrar of any registration of ownership, exchange or transfer of the Notes. The Register will show the amount of the Notes, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Notes and any payment instructions with respect thereto (if different from a Holder’s registered address). The Co-Registrar and, if applicable, the Argentine Registrar shall at all reasonable times during office hours make the Register (or copies of the Register, in the case of the Argentine Registrar) available to the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and at the expense and written direction of the Issuer, the Co-Registrar and the Argentine Registrar, if applicable, shall deliver to such Persons all lists of Holders of Notes, their addresses and amounts of such holdings as the Issuer may request. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The Issuer may change any Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Co-Registrar or Principal Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar, or Transfer Agent.

(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of each such Agent. If the Issuer fails to maintain a Co-Registrar, Principal Paying Agent or Principal Transfer Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

(c) The Issuer initially appoints The Bank of New York Mellon as Co-Registrar, Principal Paying Agent and Principal Transfer Agent (and The Bank of New York Mellon hereby accepts such appointment), until such time as another Person is appointed as such, Banco de Valores S.A. as Representative of the Trustee in Argentina (and Banco de Valores S.A. hereby accepts such appointment) under the conditions set forth in this Indenture, until such time as another Person is appointed as such, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent (and The Bank of New York Mellon (Luxembourg) S.A., hereby accepts such appointment), until such time as another Person is appointed as such.

(d) In respect of the foregoing appointment of The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent for the Notes, reference is hereby made to (i) the Bank Recovery and Resolution Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (the “BRRD”), and (ii) in relation to a Member State of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the document described as the EU Bail-in Legislation Schedule then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/ (the “Bail-in Legislation”). As used herein, the term “BRRD Liability” shall be deemed to have the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation. Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, the Issuer acknowledges, accepts, and agrees to be bound by:

(i)	the effect of the exercise of any “Write-down” and “Conversion Powers” (as defined in relation to the relevant Bail-in Legislation) (“Bail-in Powers”) by the resolution authority with the ability to exercise any Bail-in Powers in relation to The Bank of New York Mellon (Luxembourg) S.A. (the “Relevant Resolution Authority”) in relation to any BRRD Liability of The Bank of New York Mellon (Luxembourg) S.A. under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of The Bank of New York Mellon (Luxembourg) S.A. or another person (and the issue to or conferral on it of such shares, securities or obligations); (3) the cancellation of the BRRD Liability; and/or (4) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)	the variation of the terms of this Indenture, as applicable, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Section 2.4 Paying Agent to Hold Money in Trust. (a) The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Issuer or any other obligor of the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.3(c)(a), the Paying Agent (if other than the Issuer) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Issuer, any Affiliate of the Issuer, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Issuer or such Affiliate as Paying Agent.

(b) The receipt by the Paying Agent or the Trustee from the Issuer of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Issuer herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Issuer, or held by it, on behalf of the Holders under this Indenture. Notwithstanding the preceding sentence or any other provision of this Indenture to the contrary, the Issuer (without prejudice to its rights against the Trustee or any Paying Agent) shall indemnify the Holders in the event that there is subsequent failure by the Trustee or any Paying Agent to pay any amount due in respect of the Notes in accordance with the Notes and this Indenture as shall result in the receipt by the Holders of such amounts as would have been received by them had no such failure occurred. Upon the Issuer’s repayment in full of the Notes, and so long as the Paying Agent no longer holds any money payable to the Holders or the Trustee, as the case may be, in connection with this Indenture or the Notes, as applicable, the Paying Agent shall be relieved of any of its obligations under this Indenture and the Notes and any actions other than the exercise of rights, required to be taken by the Paying Agents, shall be taken by the Issuer or its Subsidiaries.

Section 2.5 CUSIP and ISIN Numbers. In issuing the Notes, the Issuer may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.

Section 2.6 Holder Lists. The Co-Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Co-Registrar, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.7 Global Note Provisions.

(a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

(b) Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Issuer, the Trustee, each Agent and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the

Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances:

(i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice;

(ii) the Issuer executes and delivers to the Trustee an Officers’ Certificate stating that such Global Note shall be so exchangeable; or

(iii) an Event of Default has occurred and is continuing with respect to the Notes.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon Issuer Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. None ofthe Issuer, the Trustee, any Agents or any of their respective agents shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Section 2.8 Legends.

(a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

(c) Each Note shall bear the OID Legend specified therefor in Exhibit A on the face thereof (the “OID Legend”).

Section 2.9 Transfer and Exchange. The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:

(a) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Co-Registrar of:

(i) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Co-Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and

(ii) a certificate in the form of Exhibit C duly executed by the transferor,

the Note Custodian and Co-Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

(b) If (1) the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor and (2) such QIB wishes to hold its interest in the Notes through a beneficial interest in the Rule 144A Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Co-Registrar of:

(i) instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Co-Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and

(ii) a certificate in the form of Exhibit B duly executed by the transferor,

the Note Custodian and Co-Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

(c) Other Transfers. Any transfer of Restricted Notes not described in this Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Issuer, the Trustee and the Co-Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to the Issuer in order to ensure compliance with the Securities Act or in accordance with Section 2.9(d).

(d) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Co-Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(i) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Issuer;

(ii) such Notes (or beneficial interests) cease to be Restricted Notes after the Resale Restriction Termination Date or Distribution Compliance Period therefor, as applicable;

(iii) a transfer of such Notes is made pursuant to an effective registration statement; or

(iv) in connection with such registration of transfer, exchange or replacement the Co-Registrar shall have received an Opinion of Counsel addressed to the Issuer and other evidence reasonably satisfactory to the Issuer to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date or Distribution Compliance Period, as applicable. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (iv) of this Section 2.9(d).

(e) Consolidation of Global Notes. Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.

(f) Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this ARTICLE II in accordance with its standard document retention policies. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Co-Registrar.

(g) Registration of Transfer and Exchange.

(i) Subject to the other provisions of this Section 2.9 when Notes are presented to the Co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Co-Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction set forth in this Indenture are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and to the Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer, the Co-Registrar, the relevant Transfer Agent or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith.

(iii) The Co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the giving of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such notice; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee and each Agent may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, subject to Section 2.13 whether or not such Note is overdue, and none of the Issuer, the Trustee or any Agent shall be affected by notice to the contrary.

(v) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(vi) The Co-Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(h) No Obligation of the Trustee or Agents.

(i) The Trustee and the Agents shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, an Agent Member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, Agent Member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and each Agent may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its Agent Members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among DTC participants, Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof, and to notify the party delivering the same if the certificate does not so comply.

Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If a mutilated Note is surrendered to the Co-Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken and if the requirements set forth in this Indenture are met, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee and Agents from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Issuer or a Trust Officer of the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

(b) Upon the issuance of any new Note under this Section 2.10, the Issuer, the Trustee and the Agents may require from such Holder the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Issuer’s counsel, the Trustee and the Agents and their respective counsel) in connection therewith.

(c) In case any mutilated, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof.

(d) Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e) The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may execute and, upon Issuer Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and execute and, upon Issuer Order, the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.12 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Agents shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.13 Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Issuer, at its election, as provided in Section 2.13(a) or Section 2.13(b).

(a) The Issuer may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent to each Holder in accordance with Section 11.1, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b).

(b) Alternatively, the Issuer may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee.

Section 2.14 Additional Notes. The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes by delivering an Additional Note Board Resolution or entering into an Additional Note Supplemental Indenture. Such Additional Notes shall have terms and conditions set forth in Exhibit A identical to those of the Initial Notes, except that Additional Notes:

(a) may have a different issue price, issue date and, if applicable, date from which the interest shall accrue from the Initial Notes; and

(b) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this ARTICLE II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).

ARTICLE III

COVENANTS

Section 3.1 Payment of Notes.

(a) The Issuer shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date, the Maturity Date or any other date on which principal or interest on the Notes is due and payable in accordance with the terms thereof, the Issuer shall deposit with the Principal Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date or such other payment date, as the case may be. If the Issuer or an Affiliate of the Issuer is acting as Paying Agent, the Issuer or such Affiliate shall, prior to 11:00 a.m. (New York City time) on each Interest Payment Date, the Maturity Date or such other payment date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date or such other payment date, as the case may be. Subject to Section 2.4(b), principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b) Notwithstanding anything to the contrary contained in this Indenture, each of the Issuer and the Paying Agents may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

(c) In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Notes and this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the Issuer, the Trustee or any Paying Agent is or has agreed to be subject, the Issuer hereby covenants with the Trustee and each Paying Agent that it will use commercially reasonable efforts to provide each of the Trustee and the Paying Agents with sufficient information so as to enable the Trustee and the Paying Agents to determine whether or not the Trustee or such Paying Agent, as applicable, has tax related obligations under Applicable Tax Law. The Trustee and each Paying Agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law for which the Trustee and each Paying Agent shall not have any liability.

(d) The projected payment schedule (which schedule is attached as Schedule A to this Indenture) and the OID Legend appearing on the face of the Notes have been included by the Issuer solely for purposes of Sections 1271 through 1275 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding anything herein or therein to the contrary, the amounts set forth in the OID Legend and Schedule A shall be taken as the statements of the Issuer, are provided by the Issuer as a non-binding projection of the amounts

(including contingent and non-contingent amounts) payable on each scheduled Interest Payment Date and the Maturity Date as required to be determined solely for U.S. federal income tax purposes, and shall not be relied upon by any of the Trustee, Paying Agent or the Issuer for purposes of determining the actual amounts payable in respect of the Notes on any Interest Payment Date or the Maturity Date. Neither the Trustee nor any Paying Agent (i) shall be liable for any difference between any amounts set forth in the OID Legend or the projected payment schedule for the Notes attached to this Indenture as Schedule A and any amounts due or payments made by the Issuer to the Holders in respect of the Notes or (ii) has any responsibility or obligation to rely upon, verify, confirm or otherwise modify or update the amounts set forth in the OID Legend or the projected payment schedule for the Notes attached to this Indenture as Schedule A.

Section 3.2 Maintenance of Office or Agency.

(a) The Issuer shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture (other than the type contemplated by Section 11.6(d)) may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.

(b) The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York or, so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, in Luxembourg, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3 Maintenance of Corporate Existence; Properties. Subject to ARTICLE IV, the Issuer shall and shall cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor, (b) take all reasonable actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition; provided that this covenant shall not require it to maintain any such right, privilege, title to property or franchises or maintain the working order of its property or to preserve the corporate existence of any such Subsidiary, if its Board of Directors determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business.

Section 3.4 Compliance with Law. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and resolutions of each Government Agency having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on it and its Subsidiaries’ business, assets, operations or financial condition taken as a whole.

Section 3.5 Maintenance of Books and Records. The Issuer shall maintain books, accounts and records in accordance with the Central Bank Rules and current legal requirements in Argentina.

Section 3.6 Payment of Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including stamp or other issuance or transfer taxes) or duties levied or imposed upon the Issuer or any of its Subsidiaries or for which it or any of them are otherwise liable, or upon the income, profits or property of the Issuer or any of its Subsidiaries, and the Issuer shall reimburse the Trustee and Holders for any fines, penalties or other fees they are required to pay as a result of the failure by the Issuer or any of its Subsidiaries to pay or discharge any of the abovementioned taxes, assessments and government charges; provided, however, that other than with respect to any taxes or duties described herein that would become payable by the Trustee or the Holders in the event the Issuer or any of its Subsidiaries fail to pay such taxes or duties, the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with Argentine Banking GAAP or where the failure to effect such payment shall not have a material adverse effect upon the financial condition of the Issuer, taken as a whole, or on the performance of the Issuer’s obligations hereunder.

Section 3.7 Further Actions. The Issuer shall use its reasonable best efforts to take any action, satisfy any condition or do any thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable them lawfully to enter into, exercise their rights and perform and comply with their payment obligations under the Notes and this Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Notes and this Indenture admissible in evidence in the courts of Argentina.

Section 3.8 Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Issuer hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.9 Write-off Event. Following a Write-off Event, the Issuer will take the actions described in Section 6.4 to effect the Principal/Interest Permanent Reduction and direct the Trustee to reduce the amount of principal of and accrued and unpaid interest on the Notes in an amount equal to the Absorption Amount.

Section 3.10 Reports to Holders.

(a) So long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, during any such period that the Issuer is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or becomes exempt from such reporting requirements pursuant to, and in compliance with, Rule 12g3-2(b) under the Exchange Act, furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) The Issuer shall furnish or cause to be furnished to the Trustee in English (for distribution only to the Holders of Notes upon their written request):

(i) within 120 days after the end of each of the Issuer’s fiscal years (or, if later, the date on which the Issuer is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period), a copy of the Issuer’s audited consolidated balance sheet as of the end of such fiscal year and its consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such fiscal year, prepared in accordance with Central Bank Rules applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages;

(ii) within 60 days after the end of the first three fiscal quarters of each of the Issuer’s fiscal years (or, if later, the date on which the Issuer is required to deliver to the CNV or to the Central Bank financial statements for the relevant fiscal period), a copy of its unaudited consolidated balance sheet as of the end of each such quarter and its unaudited consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such quarter, prepared in accordance with Central Bank Rules applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages; and

(iii) within 180 days after the end of each of the Issuer’s fiscal years, a “management’s discussion and analysis” in respect of the financial statements of the Issuer contemplated in clause (i) above, substantially in the form and substance to the effect generally required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; provided, however, that the Issuer shall not be required to provide such analysis so long as its parent company, Grupo Financiero Galicia S.A., continues to file annual reports with the SEC pursuant to Form 20-F or its equivalent.

Each report deliverable pursuant to clause (b)(i) or (b)(ii) above will be accompanied by an Officers’ Certificate to the effect that (A) the financial statements contained in such report fairly present, in all material respects, the consolidated financial condition of the Issuer and its Subsidiaries as of the date of such financial statements and the results of their operations for the period covered thereby; and (B) such financial statements have been prepared in accordance with

Argentine Banking GAAP and/or IFRS, as applicable. The Trustee shall not be obligated or required to monitor the Issuer’s compliance with its obligations under this Section 3.10.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.11 Listing and Trading.

(a) In the event that the Notes are listed on (i) the Luxembourg Stock Exchange for trading on the Euro MTF Market and (ii) the BASE and admitted to trading on the MAE, the Issuer shall use its commercially reasonable efforts to maintain such listings and authorizations; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Issuer could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Issuer would otherwise use to prepare its published financial information, the Issuer may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of such exchange and seek an alternative (to the extent commercially reasonable) admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Issuer may decide.

(b) From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such exchange, all notices to the Holders shall be published in English in accordance with Section 11.1(b).

Section 3.12 Additional Amounts. All payments by or on behalf of the Issuer of principal and interest in respect of the Notes shall be made free and clear of, and without withholding or deduction for or on account, of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within (1) Argentina, (2) any other jurisdiction in which the Issuer or any Successor Person is organized, (3) any other jurisdiction from or through which payments are made by or at the direction of the Issuer or (4) by or within any political subdivision of or in any of the foregoing having the power to tax (each such jurisdiction a “Relevant Jurisdiction” and all such taxes “Relevant Taxes”), unless such withholding or deduction is required or compelled by law. In the event of any such withholding or deduction, the Issuer shall pay to Holders of the Notes in U.S. Dollars such additional amounts (“Additional Amounts”) as will result in the payment to such Holder of the U.S. Dollar amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(a) in respect of any Relevant Taxes that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the Holder or beneficial owner of the Note or any payment in respect of such Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner), other than the mere receipt of such payment or the mere acquisition, holding or ownership of such Note or beneficial interest or the enforcement of rights thereunder;

(b) in respect of any Relevant Taxes that would not have been so withheld or deducted if the Note had been presented for payment (where presentation is required) within 30 days after the Relevant Date (as defined below) except to the extent that the Holder or beneficial owner thereof would have been entitled to such Additional Amounts if it had presented such Note for payment the last day of such 30-day period;

(c) in respect of any Relevant Taxes that would not have been so withheld or deducted but for the failure by the Holder, the beneficial owner of the Note or the Trustee to (i) make a declaration of non-residence, or any other claim or filing for exemption or reduction, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or any reasonable connection with a Relevant Jurisdiction, including without limitation, pursuant to any applicable law, statute, treaty or regulation of Argentina or written administrative instruction of the AFIP;

(d) if the Issuer is required or compelled by law to make any withholding or deduction for or on account of, or is obligated to act as “substitute obligor” for, the Personal Assets Tax under Argentine tax law (Section 1(c), Law N° 25,721, as amended);

(e) in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(f) in respect of any Relevant Taxes payable other than by withholding or deduction;

(g) in respect of any payment to a Holder of a Note that is a trustee or other fiduciary, a partnership (including an entity treated as a partnership for tax purposes) or a limited liability company or any other Person other than the sole beneficial owner of such payment or Note, to the extent that a beneficiary or settlor with respect to such trustee or fiduciary, a partner or member of such partnership or limited liability company or the beneficial owner of such payment or Note would not have been entitled to the Additional Amounts had such beneficiary, settlor, partner member or beneficial owner been the actual holder of such Note;

(h) any tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the Code, any successor law or regulation implementing, complying with or introduced to conform to such sections or any agreement entered into pursuant to section 1471(b)(1) of the Code or intergovernmental agreement in relation thereto;

(i) in respect of any income taxes imposed in connection with Title VI of Law Nº 20,628, excluding those entities subject to the Argentine Banking Law; or

(j) in respect of any combination of (a) through (i) above.

All references to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes.

At least ten Business Days prior to the first Interest Payment Date (and at least ten Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate), the Issuer shall furnish to the Trustee and the Paying Agents an Officers’ Certificate instructing the Trustee and the Paying Agents whether payments of principal of or interest on the Notes due on such Interest Payment Date shall be without deduction or withholding for or on account of any Relevant Taxes. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Issuer shall furnish the Trustee and the Paying Agents with an Officers’ Certificate which specifies the amount, if any, required to be withheld or deducted on such payment to Holders of the Notes and certifies that the Issuer shall pay such withholding or deduction to the appropriate taxing authority.

The Issuer shall furnish to the Trustee the official receipts (or a certified copy of the official receipts), if issued, evidencing payment of Relevant Taxes. Copies of such receipts shall be made available to Holders of the Notes upon written request.

The limitation on the Issuer’s obligation to pay Additional Amounts set forth in clause (c) of this Section 3.12 shall not apply if the provision of information, documentation or other evidence required would be materially more onerous in form or procedure or in substance of information disclosed than comparable information, reporting or certification requirements imposed under United States tax laws.

The Issuer shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Argentina and except, in certain cases, for taxes, charges or similar levies resulting from certain registration of transfer or exchange of Notes.

Section 3.13 Use of Proceeds. The Issuer shall use the proceeds of the sale of the Initial Notes as set forth under the caption “Use of Proceeds” in the Offering Memorandum.

Section 3.14 Compliance Certificates.

(a) The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending December 31, 2016, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Authorized Officers of the Issuer they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture.

ARTICLE IV

MERGERS, CONSOLIDATIONS, SALES, LEASES

Section 4.1 Mergers, Consolidations, Sales, Leases. The Issuer shall not merge, consolidate or amalgamate with or into, or convey or transfer or lease all or substantially all of its properties and assets, whether in one transaction or a series of related transactions, to any Person unless:

(a) immediately after giving effect to such transaction, no Event of Default will have occurred and be continuing;

(b) any Person formed by any such merger, consolidation or amalgamation, or the Person which acquires by conveyance or transfer, or which leases, such properties and assets (if not the Issuer) (the “Successor Person”):

(i) is a Person organized and validly existing under the laws of Argentina, the United States, any state thereof or the District of Columbia, or under the laws of any other country that is a member of the OECD; and

(ii) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, and interest on (including Additional Amounts, if any, that may result due to withholding by any authority having the power to tax to which the Successor Person is or may be subject) all of the Notes and all of the Issuer’s other obligations under the Notes and this Indenture;

(c) either (i) the Issuer or the Successor Person shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred or (ii) the Successor Person agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder by a Government Agency solely as a consequence of such consolidation, merger, amalgamation, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Notes; and

(d) the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes as the Issuer.

For the avoidance of doubt, the restrictions set forth in this Section 4.1 shall not apply to a merger, acquisition, consolidation or other business combination in which the Issuer is the surviving entity.

ARTICLE V

REDEMPTION AND REPURCHASES OF NOTES

Section 5.1 Redemption. The Issuer may or shall redeem the Notes, as a whole but not in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

Section 5.2 Election to Redeem. In the case of an optional redemption, the Issuer shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution. Prior to delivery of notice of redemption to the Holders, the Issuer shall deliver to the Trustee such Board Resolution, an Officers’ Certificate and a written opinion of recognized Argentine counsel, independent of the Issuer, to the effect that all governmental approvals necessary for the Issuer to effect such redemption have been or at the time of redemption will be obtained and be in full force and effect and that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption.

Section 5.3 Notice of Redemption.

(a) The Issuer shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.1, not less than 30 nor more than 90 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Issuer itself gives the notice, it shall also deliver a copy to the Trustee.

(b) In the event the Issuer requests that the Trustee deliver notice of redemption to the Holders, at least 5 Business Days prior to the date such notice is to be delivered to the Holders (unless a shorter period is acceptable by the Trustee), the Issuer shall provide the Trustee with the information required to be delivered in such notice pursuant to this Section 5.3 and request the Trustee to deliver the notice of redemption to the Holders.

(c) All notices of redemption shall state:

(i) the Redemption Date;

(ii) the redemption price and the amount of any accrued interest payable as provided in Section 5.5;

(iii) that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 5.5 shall become due and payable in respect of each Note to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on each Note to be redeemed, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price; and

(v) the CUSIP or ISIN number, if any, printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

Section 5.4 Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the Business Day prior to the relevant Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 2.3(c)(a)) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Issuer is redeeming on that date.

Section 5.5 Notes Payable on Redemption Date. If the Issuer, or the Trustee on behalf of the Issuer, gives notice of redemption in accordance with this ARTICLE V, the Notes called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Issuer shall default in the payment of the redemption price and accrued interest) the Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Issuer shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date. If the Issuer shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 5.6 Repurchases; Notes held by the Issuer and/or Affiliates. If permitted by applicable Central Bank regulations, the Issuer or any of its Subsidiaries may at any time, and from time to time, repurchase the Notes on the open market or in any other manner, at any price; provided, that in such case, the acquired Notes shall no longer be considered Tier II Regulatory Capital. The Issuer may resell or otherwise dispose of such Notes at any time. Any Notes so repurchased by the Issuer may be cancelled and/or presented to the Trustee for cancellation, as applicable.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default. Each of the following is an “Event of Default” and an “Acceleration Event” with respect to the Notes:

(a) Issuance by a court of a declaration of bankruptcy with respect to the Issuer, pursuant to the Argentine bankruptcy law Nº 24,522, as amended; or

(b) A liquidation of the Issuer pursuant to Title VII of the Argentine Banking Law;

except that no Write-off Event will constitute an Event of Default or an Acceleration Event.

The Issuer shall deliver to the Trustee, within ten Business Days after an Authorized Officer of the Issuer obtains actual knowledge thereof, written notice of any Default or Event of Default that has occurred and is still continuing, its status and what action the Issuer is taking or proposing to take in respect thereof. Such notice shall be accompanied by an Officers’ Certificate setting forth the details of such Event of Default and stating what action the Issuer proposes to take with respect thereto.

Section 6.2 Acceleration. Following the occurrence of any of the Events of Default specified in Section 6.1 hereof, the outstanding principal amount of the Notes shall be immediately and automatically accelerated without any action on the part of the Trustee or any Holder.

Section 6.3 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Loss Absorption. (a) Following a Write-off Event, the Issuer shall take the following actions in order to effect the Principal/Interest Permanent Reduction:

(i) provide written notice to Holders via DTC and written notice to the Trustee (a “Write-off Notice”), on the next Business Day succeeding such Write-off Event, for information purposes stating (x) that a Write-off Event has occurred and (y) the applicable Reduction Date. Each Write-off Notice shall include a request by the Issuer to the Trustee to cancel the Notes or to decrease the applicable Global Note by the relevant Principal/Interest Permanent Reduction on the Reduction Date, and the Trustee

shall effect such cancellation or decrease, as applicable, on the Reduction Date. Any Write-off Notice must be accompanied by an Officers’ Certificate of the Issuer stating that a Write-off Event has occurred and setting out the method of calculation of the relevant Absorption Amount. The Trustee shall not be deemed to have knowledge of any Write-off Event or required to reflect the Principal/Interest Permanent Reduction in its books and records relating to the Notes, until and unless the Trustee receives notice of the same from the Issuer.

(ii) publish a notice for one day on the website of the CNV and the BASE Daily Bulletin, notifying the Holders of: (i) the occurrence of a Write-off Event, and (ii) the Reduction Date, which shall be within 20 Business Days from the publication of said notice, provided, however, that the Issuer shall cause the Principal/Interest Permanent Reduction to be completed prior to a capitalization with public funds under section (d) of the definition of Write-off Event; and

(iii) cause the Principal/Interest Reduction to occur on the Reduction Date in accordance with this Section 6.4.

(b) Following the occurrence of a Write-off Event, the Notes will be cancelled in an amount equal to the relevant Principal/Interest Permanent Reduction as described in this Indenture on the Reduction Date and no principal or interest with respect to such Principal/Interest Permanent Reduction can become due and payable, or will be due and payable by the Issuer after such cancellation, and the concept of payment default under this Indenture would no longer be applicable with respect to such Principal/Interest Permanent Reduction or any related interest. The Issuer at any time may deliver Notes to the Trustee for cancellation.

(c) By its acquisition of the Notes, each Holder of the Notes acknowledges, agrees to be bound by and consents to any Principal/Interest Permanent Reduction that may result in the event of a Write-off Event and the cancellation of all, or a portion, of the principal amount of, or interest on, the Notes, and the rights of the Holders under the Notes are subject to the provisions of this Section 6.4 in respect of a Write-off Event.

(d) By its acquisition of the Notes, each Holder of the Notes, to the extent permitted by applicable law, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with any Principal/Interest Permanent Reduction as a result of a Write-off Event on the terms set forth in this Indenture.

(e) By its acquisition of the Notes, each Holder of the Notes acknowledges and agrees that, upon a Write-off Event, (i) the Trustee shall not be required to take any further directions from Holders of the Notes under this Indenture, which authorizes Holders of a majority in aggregate principal amount of the Outstanding Notes to direct certain actions relating to the Notes, to the extent the Principal/Interest Permanent Reduction as a result of a Write-off Event reduces the value of the Notes to zero, but not otherwise, and (ii) this Indenture shall impose no duties upon the Trustee whatsoever with respect to any Write-off Event, it being understood that if, following the completion of the Principal/Interest Permanent Reduction as a result of a Write-off Event, if any Notes remain Outstanding (for example, in a partial Principal/Interest Permanent Reduction as a result of a Write-off Event), then the Trustee’s duties under this Indenture shall remain applicable with respect to the Outstanding Notes following such Principal/Interest Permanent Reduction as a result of such Write-off Event.

(f) Holders of the Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree and be bound by and consent to the same provisions specified in this Indenture to the same extent as the Holders of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to any Write-off Event.

(g) By its acquisition of the Notes, (i) each Holder of the Notes will automatically be deemed to have irrevocably waived its right to claim or receive, and will not have any rights against the Issuer or the Trustee with respect to, repayment of any principal that was subject to a Principal/Interest Permanent Reduction as a result of a Write-off Event as described under this Section 6.4 or any interest with respect thereto (or Additional Amounts payable in connection therewith), including any and all accrued and unpaid interest with respect to such principal as of the Reduction Date, irrespective of whether such amounts have become due and payable prior to the Reduction Date and (ii) each Holder of the Notes shall be deemed to have (1) consented to (x) the Principal/Interest Permanent Reduction as a result of a Write-off Event and acknowledged that such Principal/Interest Permanent Reduction of its Notes following a Write-off Event may occur without any further action on such Holder’s part and (y) the exercise of any Principal/Interest Permanent Reduction by the Issuer as a result of a Write-off Event in accordance with the powers of the Central Bank, as it may be imposed without any prior notice by the Central Bank of its decision to exercise such power with respect to the Notes, and (2) authorized, directed and requested DTC and any direct or indirect participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required to implement the Principal/Interest Permanent Reduction and the exercise of any Central Bank powers relating to the Notes in respect of such Principal/Interest Permanent Reduction as a result of a Write-off Event as it may be imposed, without any further action or direction on the part of such Holder.

(h) By its acquisition of the Notes, each Holder of the Notes acknowledges and agrees that any Principal/Interest Permanent Reduction required as a result of a Write-off Event with respect to the Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the U.S. Trust Indenture Act of 1939, as amended. Notwithstanding the foregoing, Holders of the Notes acknowledge and agree that this Indenture is not qualified under the U.S. Trust Indenture Act of 1939, as amended and Holders are not entitled to any protections thereunder except to the extent provisions of the U.S. Trust Indenture Act of 1939, as amended are specifically incorporated in this Indenture.

Section 6.5 Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity to its satisfaction.

Section 6.6 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3) such Holder or Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes,

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Without prejudice to the above-mentioned in this Section 6.6, each individual Holder shall have the right to initiate an action against the Issuer for the payment of any principal and/or interest past due on any Note, as the case may be as established by Article 29 of the Negotiable Obligations Law, such right will not be subject to any limitation.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (and Additional Amounts), if any, on such Note when due accordance with Section 29 of the Negotiable Obligations Law, and such rights shall not be impaired without the consent of such Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7. Subject to all provisions hereof and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Section 6.9 Trustee May File Proofs of Claim, etc.

(a) In case of any judicial proceeding relative to the Issuer (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee may (irrespective of whether the principal of the Notes is then due):

(i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Issuer or any Subsidiary of the Issuer or their respective creditors or properties; and

(ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

(b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this ARTICLE VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to the Agents for amounts due under Section 1.3 and the Trustee’s Representative in Argentina for amounts due under Section 7.11;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH: to the Issuer.

The Trustee may, upon notice to the Issuer, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Issuer, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

Section 6.12 Subordination During Acceleration Event. In the event that the Notes are accelerated, the Notes will nonetheless remain junior in right of payment to the Issuer’s Senior Obligations, and unless all holders of the Issuer’s Senior Obligations have then been paid in full, no payment or other distribution may be made in respect of the Notes. In the event that, notwithstanding the foregoing, the Trustee or any Holders of the Notes receive any payment or distribution that is prohibited by the foregoing sentence, then such amount shall be subject to the provisions of Section 10.2(b).

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of a Default or an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or Section 6.8 or any other provision of this Indenture.

(d) The Trustee shall not be liable for interest on, or to invest, any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this ARTICLE VII.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Authorized Officer of the Issuer.

(i) Notwithstanding any provision contained herein to the contrary, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice or request.

(b) Before the Trustee acts or refrains from acting at the direction of the Issuer, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(f).

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person or agent employed to act hereunder.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Authorized Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances).

(l) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

(m) To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(n) To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(o) To the extent that the consent or authorization of the SEFC, the CNV, the Central Bank or any other Argentine Governmental Authority or compliance with the Negotiable Obligations Law is required for the Issuer’s, the Trustee’s or any Agent’s performance under the Notes or this Indenture, none of the Trustee or any Agent shall have any duty or obligation to determine whether such approval, consent or authorization or compliance is required or any duty or obligation to obtain any consent, approval or authorization or ensure such compliance. The Issuer shall notify the Trustee and the Agents, as applicable, in writing if the approval, consent or authorization of the SEFC, the CNV, the Central Bank or any other Argentine Governmental Authority or compliance with the Negotiable Obligations Law, as applicable, is required for the performance under the Notes or this Indenture by the Issuer, the Trustee or any Agent and, if applicable, whether or not such consent has been obtained by the Issuer.

(p) Any Board Resolutions of the Issuer required to be delivered to the Trustee pursuant to this Indenture may be in Spanish and need not be accompanied by an English translation and the Trustee shall have no duty or obligation to review such resolutions or otherwise inquire as to or confirm the content thereof, and the Trustee may conclusively rely upon the receipt of any such Board Resolutions as to the requisite authority for the action relating to the purpose for which they were delivered.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any offering material or other document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

Section 7.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and a Trust Officer has received written notice thereof pursuant to Section 7.2(f) the Trustee shall give to each Holder, with a copy to the Issuer, notice of the Default or Event of Default within 45 days after the Trustee receives written notice thereof. The Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6 Report to Trustee. The Issuer agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee a compensation equal to U.S.$15,000.00 per annum, or such other reasonable amount as shall have been agreed upon by the Issuer and the Trustee in writing, for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance and/or the exercise of its duties under this Indenture, except for any such expense as may arise from the Trustee’s negligence, willful misconduct or bad faith. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(b) The Issuer shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents against any and all loss, damage, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or willful misconduct on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder and/or the exercise of its rights hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability related to the exercise or performance of any of their rights, powers or duties hereunder and under any other agreement or instrument related thereto. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim if, in the reasonable judgment of counsel to the Trustee, there is no conflict of interest or potential conflict of interest between the Issuer and the Trustee in connection with such defense. The Issuer need not pay for any settlement made without its written consent.

(c) To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Issuer.

(d) The Issuer’s payment obligations pursuant to this Section 7.7 shall survive the payment of the Notes, the discharge or other termination of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Insolvency or Liquidation Proceeding, the expenses or compensation for services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.

Section 7.8 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. In addition, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 to act as such, or does not have a Corporate Trust Office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the then Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give a notice of its succession to Holders as described in Section 11.1. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Issuer’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger.

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this transaction) to, another corporation or national banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this ARTICLE VII.

(b) In case at the time such successor or successors to the Trustee by consolidation, merger or conversion shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force as if the predecessor trustee had authenticated and delivered such Notes.

Section 7.10 Eligibility. The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 The Trustee’s Representative in Argentina.

(a) As long as it is required by Argentine law or by the CNV, the Trustee will have the Trustee’s Representative in Argentina for the sole purposes set forth in this Section 7.11.

(b) The duties of the Trustee’s Representative in Argentina shall be determined solely by the express provisions of this Indenture or as it may agree from time to time in writing with the Trustee, and the Trustee’s Representative in Argentina need perform only those duties that are specifically set forth in this Indenture and those agreed in writing with the Trustee. No implied covenants or obligations shall be read into this Indenture against the Trustee’s Representative in Argentina. The Trustee’s Representative in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Trustee’s Representative in Argentina is not and shall not be considered as if it were a Trustee’s attorney-in-fact.

(c) The duties and rights of the Trustee’s Representative in Argentina are only: (i) to receive from Holders, the Issuer, Agents, and any governmental or regulatory authority or entity any and all letters, claims, requests, memorandums or any other document directed to the Trustee with respect to the Notes, (ii) to transmit, deliver or notify the Trustee of the reception of any and all of the mentioned documents by mail, e-mail (in portable document format) or facsimile, within three Business Days of such reception, and (iii) respond or answer such letters, claims, requests, memoranda or documents, following the express written instructions of the Trustee and only if such instructions are given by the Trustee.

(d) The Trustee’s Representative in Argentina shall not be liable for any action it takes or omits to take in good faith and within its discretion and in accordance with the terms hereof, rights or powers.

(e) The Issuer shall pay to the Trustee’s Representative in Argentina from time to time, and the Trustee’s Representative in Argentina shall be entitled to, such compensation for its acceptance of this Indenture and its services hereunder, as shall have been agreed in writing between the Issuer and the Trustee’s Representative in Argentina. The Issuer shall reimburse the Trustee’s Representative in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee’s Representative in Argentina’s agents, counsel and other persons not regularly in its employ.

(f) The Issuer agrees to indemnify and defend the Trustee’s Representative in Argentina and its officers, directors, employees and agents for, and to hold each entity harmless against any losses, liabilities, claims, damages and/or expenses, including the fees and expenses of counsel incurred by it without negligence or willful misconduct on its part in connection with the performance of its duties or powers hereunder and the exercise of its rights hereunder, or under any related agreement.

Section 7.12 Agents. The rights, protections and immunities granted to the Trustee under this ARTICLE VII including, without limitation, any right to be indemnified, shall apply mutatis mutandis to any Agent appointed pursuant to this Indenture.

ARTICLE VIII

DEFEASANCE; DISCHARGE OF INDENTURE

Section 8.1 Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) be applied to its obligations with respect to all Outstanding Notes.

(b) Upon the Issuer’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and all such amounts as shall be due and payable under this Indenture on the 91st day after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Issuer shall have been deemed to have satisfied all its other obligations under such Notes, and hereunder (and the Trustee, on demand of and at the expense of the Issuer, shall execute instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders to receive solely from the trust described in Section 8.2 below, as more fully set forth in such section, payments in respect of the principal of and interest on the Notes when such payments are due,

(ii) the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, replacing mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,

(iii) the rights, powers, trusts, duties, protections, benefits, indemnities and immunities of the Trustee as described in ARTICLE VII and hereunder and the Issuer’s obligations in connection therewith, and

(iv) this ARTICLE VIII.

Subject to compliance with this ARTICLE VIII, the Issuer may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).

(c) Upon the Issuer’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Issuer shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from its obligations under the covenants contained in Section 3.6, Section 3.10 and Section 3.11 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.

Section 8.2 Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Issuer irrevocably deposits in trust with the Trustee money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms shall provide money in an amount, or any combination thereof, in each case, sufficient to pay and discharge the principal of each installment of principal and interest, if any, on the Outstanding Notes on the dates such payments are due, in accordance with the terms of the Notes, to but not including the Stated Maturity thereof or the date of redemption designated by the Issuer pursuant to the final paragraph of this Section 8.2;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(c) no Default or Event of Default (including by reason of such deposit) shall have occurred and be continuing on the date of such deposit;

(d) the Issuer shall have delivered to the Trustee an opinion of recognized U.S. counsel independent of the Issuer to the effect: (i) that the Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge of obligations, which in the case of Legal Defeasance must be based on a change in law or a ruling by the U.S. Internal Revenue Service; and (ii) that the defeasance trust is not or is not required to be registered, or is registered as, an investment company under the Investment Company Act of 1940, as amended; and

(e) the Issuer delivers to the Trustee an Opinion of Counsel and an Officers’ Certificate as to compliance with all conditions precedent provided for in this Indenture relating to the Legal Defeasance or Covenant Defeasance, as applicable, of the Notes.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with ARTICLE V hereof.

If the Issuer deposits or causes to be deposited money or U.S. Government Obligations to pay or discharge the principal of and interest, if any, on the Outstanding Notes to but not including a date on which all of the outstanding Notes are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution of the Issuer delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable request by the Issuer that the Trustee give notice of such redemption in the name and at the expense of the Issuer in accordance with Article V of this Indenture.

Section 8.3 Application of Trust Money. The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this ARTICLE VIII. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Principal Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Anything in this ARTICLE VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Dollars or U.S. Government Obligations held by it as provided in this Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.4 Repayment to Issuer.

(a) The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b) Subject to any applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Issuer upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

Section 8.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this ARTICLE VIII.

Section 8.6 Reinstatement. If the Trustee or a Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this ARTICLE VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Government Agency enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this ARTICLE VIII until such time as the Trustee or a Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this ARTICLE VIII; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or such Paying Agent.

Section 8.7 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, and as otherwise expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(i) all the Notes that have theretofore been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not theretofore been delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, in amounts as will be sufficient without reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal and Additional Amounts, if any, accrued and unpaid interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment and all other amounts due hereunder;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer is a party or by which the Issuer is bound;

(c) the Issuer paid or caused to be paid all sums payable by it under this Indenture;

(d) the Issuer delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be; and

(e) the Issuer delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders.

(a) The Issuer and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency contained herein or in the Notes;

(ii) to provide for the assumption by a Successor Person of the obligations of the Issuer under this Indenture;

(iii) to provide for the issuance of Additional Notes in accordance with Section 2.14;

(iv) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(v) to conform the terms of this Indenture or the Notes with the description thereof set forth in the “Description of the Notes” section of the Offering Memorandum to the extent that such description was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(vi) to evidence the replacement of the Trustee as provided for under this Indenture; and

(vii) for any other purpose that the parties hereto may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of Holders in any respect.

(b) In formulating its opinion on the foregoing, the Trustee shall be entitled to conclusively rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and an Officers’ Certificate.

(c) After an amendment under this Section 9.1 becomes effective, the Issuer shall give to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

(d) Promptly after the execution by the Issuer and the Trustee of any modification, amendment or supplement to this Indenture pursuant to the provisions of this Section 9.1, the Issuer shall give notice thereof to the Holders, the CNV and the BASE, setting forth in general terms the substance of such modifications, amendments or supplements.

Section 9.2 With Consent of Holders.

(a) Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may be made with the consent of the Holders of a majority in principal amount of the then Outstanding Notes issued under this Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(i) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(iv) make any Notes payable in currency other than that stated in the Notes;

(v) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment;

(vi) make any change to Section 3.12 that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable Relevant Taxes; and

(vii) make any change to the provisions of this Indenture or the Notes that adversely affects the ranking of the Notes.

(b) Promptly after the execution by the Issuer and the Trustee of any modification, amendment or supplement to this Indenture pursuant to the provisions of this Section 9.2(b), the Issuer shall give notice thereof to the Holders, the CNV and the BASE, setting forth in general terms the substance of such modifications, amendments or supplements.

Section 9.3 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this ARTICLE IX.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the relevant action for which such consent was granted was effectively taken.

Section 9.4 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall execute and upon Issuer Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 9.5 Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this ARTICLE IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 11.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

Section 9.6 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a percentage in principal amount of the Holders, whether specified herein or in the Notes, as applicable, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 9.7 Holders to be Treated as Owners. The Issuer, the Trustee, the Agents and any agent of the Issuer, the Trustee or the Agents may deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (subject to Section 2.13, whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note (including Additional Amounts) and for all other purposes; and none of the Issuer, the Trustee, any Agent or any agent of the Issuer, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any such Note.

Section 9.8 Noteholders Meeting; Consent.

(a) Each of the Issuer (through its Board of Directors) and the Trustee may at any time call a meeting of the Holders for the purpose of entering into a supplemental indenture or amendment. In addition, a meeting of the Holders may be called by the Trustee or the Issuer (acting through its Board of Directors or its statutory auditors’ committee) upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Notes, or by the Issuer (acting through its Board of Directors or its statutory auditors’ committee) at its discretion, pursuant to the Negotiable Obligations Law. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder of one or more Notes as of the relevant record date or (ii) a Person appointed by a Holder in writing as a proxy for a Holder of one or more Notes. The Issuer, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders entitled to vote, which record date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than ten days prior to the proposed date of such vote, and thereafter, notwithstanding any other provisions hereof, only Holders of record on such record date will be entitled to so vote or give such consent or revoke such vote or consent.

(b) Meetings of Holders shall be held within the City of Buenos Aires and by video-conferencing system. Both Holders at the meeting in the City of Buenos Aires and Holders participating from a different location shall be counted for purposes of quorum. The video-conferencing system shall permit the participants to simultaneously see, hear and speak to each other. If a meeting is being held pursuant to a request of Holders, the agenda for such meeting shall be set forth in the request made by such Holders, and such meeting shall be held within 40 days from the date such request is received by the Issuer or the Trustee. Notice of any meeting of Holders, setting forth the date, time and place of such meeting and the agenda therefor (which shall describe in general terms the action proposed to be taken and the requirements for attendance) shall be given by the Issuer or the Trustee, as applicable, at the expense of the Issuer as specified in Section 11.1. In addition, such notice shall be published (in Spanish) on five different days, not less than 10 days nor more than 30 days prior to the date set for the meeting, in the Official Gazette of the Republic of Argentina (Boletín Oficial de la República Argentina), in the Daily Bulletin of the BASE, in another widely circulated newspaper in Argentina, on the CNV’s website and the Issuer’s website.

(c) Meetings of Holders may be ordinary (“Ordinary Meetings”) or extraordinary (“Extraordinary Meetings”). An Extraordinary Meeting requires the presence of Holders representing 60% in aggregate principal amount of the Notes at the time Outstanding, and an Ordinary Meeting requires the presence of Holders representing the majority in aggregate principal amount of the Notes at the time Outstanding.

(i) An Extraordinary Meeting shall deal with and resolve upon amendments, modifications or supplements to this Indenture with the consent of Holders, which must follow the requirements set forth in Section 9.2.

(ii) An Ordinary Meeting shall deal with all matters that are outside the competence of the Extraordinary Meeting.

(d) The Issuer shall inform the Trustee whether any meeting shall be an Ordinary Meeting or an Extraordinary Meeting, which determination the Trustee shall be entitled to conclusively rely upon. Amendments or supplements hereto or to the Notes or waivers of any provision hereof or thereof approved at a meeting of Holders may only be approved at an Extraordinary Meeting (or at a second adjourned Extraordinary Meeting) by the affirmative vote of a majority in aggregate principal amount of the Notes then Outstanding, except as contemplated herein. The persons entitled to vote that represent 60% (in the case of an Extraordinary Meeting) or a majority (in the case of an Ordinary Meeting) in aggregate principal amount of the Notes at the time Outstanding shall constitute a quorum at any such meeting of Holders. No meeting of Holders shall be held in the absence of quorum, except if quorum was present when the meeting was called to order. In the absence of a quorum within 30 minutes of the time appointed for a meeting, the meeting shall be adjourned for a period of not less than one hour and no more than 30 days, as determined by the chairman of the meeting who shall keep an attendance record. If notice to reconvene any adjourned meeting is not simultaneously given with the notice of the meeting, additional notice shall be given as provided above and must be published in the Official Gazette of the Republic of Argentina, in the Daily Bulletin of the BASE, in another widely circulated newspaper in Argentina and on the CNV’s website, except that such notice need be published only for 3 days, not less than 8 days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall expressly state the aggregate principal amount of Outstanding Notes, which shall constitute a quorum at said meeting.

(e) At any meeting of Holders, each Holder, or its attorney-in-fact, shall be entitled to cast one vote for each U.S. Dollar of the principal amount of Notes that it holds.

(f) The Issuer and the Trustee may add any provisions to or change in any manner or eliminate any of the provisions of this Indenture or the Notes, with the affirmative vote, at a meeting of Holders, of a majority in aggregate principal amount of the Notes then Outstanding; however, none of the modifications, amendments or supplements to this Indenture requiring the consent of each Holder affected thereby, as set forth in Section 9.2 hereof, may be made at a meeting of Holders without the unanimous consent of all Holders of Notes then Outstanding.

(g) Under no circumstances shall the Trustee be obligated or required to (i) appoint, or otherwise act as, chairman of any meeting of the Holders or (ii) attend any meeting of the Holders.

ARTICLE X

RANKING OF THE NOTES

Section 10.1 Agreement that Notes are Unsecured and Parity Obligations. The Issuer covenants and agrees, and each Holder of Notes issued hereunder likewise covenants and agrees, that the Notes shall be issued subject to the provisions of this ARTICLE X; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Issuer of the principal of and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be junior in right of payment and in liquidation to all Senior Obligations, whether outstanding at the date of this Indenture or thereafter incurred and will be senior in right of payment and in liquidation to only the Issuer’s Junior Obligations. No provision of this ARTICLE X shall prevent the occurrence of any Acceleration Event hereunder. The Notes will constitute the Issuer’s subordinated and unsecured obligations and will rank (i) junior in right of payment to all of the Issuer’s existing and future Senior Obligations, (ii) pari passu in right of payment to the Issuer’s Parity Obligations and (iii) senior in right of payment to the Issuer’s Junior Obligations in the event of bankruptcy or liquidation of the issuer, with express waiver of any general or special privileges.

Section 10.2 Default on Senior Obligations. (a) In the event of the acceleration of the maturity of the Notes due to an Acceleration Event under Section 6.2 hereof, (i) all principal of, interest due or to become due, and other applicable amounts due or to become due, on all Senior Obligations shall be paid in full before the holders of Parity Obligations (including the Notes) shall be entitled to receive or retain any payment in respect thereof, (ii) the holders of Parity Obligations (including the Notes) shall be entitled to receive pari passu among themselves any payment in respect thereof. The Notes and all other Parity Obligations will be senior to the Issuer’s Junior Obligations.

(b) In the event that, notwithstanding the foregoing, the Trustee or any Holders of the Notes receives any payment or distribution that is prohibited under Section 10.2(a), then the Trustee or the Holders, as applicable, shall repay that money to, or hold that money in trust for the benefit of, holders of the Issuer’s Senior Obligations or to the trustee or trustees under any indenture pursuant to which any of such Senior Obligations may have been issued, as their respective interests may appear unless such amounts have already been paid by the Trustee in accordance with Section 10.6. The Trustee’s obligations under this Section 10.2 shall be subject to the Trustee’s receipt of written notice in accordance with Section 10.6 that such payment or distribution is prohibited under Section 10.2(a).

Section 10.3 Liquidation, Dissolution, Insolvency, Bankruptcy.

(a) Upon any distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or equivalent proceeding under Argentinean law, in connection with the insolvency or bankruptcy of the Issuer, (i) all principal and interest due or to become due on all Senior Obligations shall be paid in full before the holders of Parity Obligations (including the Notes) shall be entitled to receive or retain any payment in respect thereof, (ii) the holders of Parity Obligations (including the Notes) shall be entitled to receive pari passu among themselves any payment in respect thereof in full before the holders of Junior Obligations shall be entitled to receive or retain any payment in respect thereof; and upon any such liquidation, dissolution or other proceeding specified above, any payment by the Issuer, or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Issuer, but for the provisions of this ARTICLE X, the Argentine Banking Law or regulations enacted by the Central Bank of which the Trustee has received written notice, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to, first, the holders of Senior Obligations or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Obligations may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Obligations, respectively, in full, in money or money’s worth, after giving effect, first, to any concurrent payment or distribution to or for the holders of such Senior Obligations, before any payment or distribution is made to the holders of Parity Obligations or to the Trustee.

(b) In the event that, notwithstanding the foregoing, the Trustee or any Holders of the Notes receives any such payment or distribution, of any kind or character, whether in cash, property or securities, then the Trustee or the Holders, as applicable, shall repay that money to (in accordance with their written instructions), or hold that money in trust for the benefit of, holders of the Issuer’s Senior Obligations or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Obligations may have been issued, and their respective interests may appear, as calculated by the Issuer, for application to the payment of all Senior Obligations remaining unpaid to the extent necessary to pay such Senior Obligations, in full in money in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Obligations.

(c) For purposes of this ARTICLE X, the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment, which is junior in right of payment, at least to the extent provided in this ARTICLE X with respect to the Notes, to the payment of Senior Obligations that may at the time be outstanding, provided that (i) such Senior Obligations are assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Obligations are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the sale, conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Section 4.1 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Section 4.1 of this Indenture.

Section 10.4 Subrogation.

(a) Subject to the payment in full of all Senior Obligations, and to the extent permitted by the Central Bank and the CNV and subject to applicable Argentinean law, the rights of the Holders will be subrogated to the rights of the holders of Senior Obligations to receive payments or distributions of cash, property or securities of the Issuer, as the case may be, applicable to such Senior Obligations until the principal of and interest on the Notes shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holders of such Senior Obligations of any cash, property or securities to which the Holders or the Trustee would be entitled but for the provisions of this ARTICLE X, and no payment over pursuant to the provisions of this ARTICLE X to or for the benefit of the holders of such debt by Holders or the Trustee, shall, as between the Issuer, its creditors other than holders of Senior Obligations, and the Holders of the Notes, be deemed to be a payment by the Issuer to or on account of such Senior Obligations. It is understood that the provisions of this ARTICLE X are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of such Senior Obligations on the other hand.

(b) Nothing contained in this ARTICLE X or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Issuer, its creditors other than holders of Senior Obligations and the Holders of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest (and Additional Amounts, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Issuer, as the case may be, other than the holders of Senior Obligations, as the case may be, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies, otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this ARTICLE X of the holders of such Senior Obligations, in respect of cash, property or securities of the Issuer, as the case may be, received upon the exercise of any such remedy.

Section 10.5 Trustee to Effectuate Ranking. Each Holder by such Holder’s acceptance of a Note authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the junior right of payment of the Notes to the Senior Obligations provided in this ARTICLE X and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 10.6 Notices by the Issuer to the Trustee.

(a) The Issuer shall give prompt written notice to a Trust Officer of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this ARTICLE X. Notwithstanding the provisions of this ARTICLE X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this ARTICLE X, unless and until a Trust Officer shall have received written notice thereof from the Issuer or a holder or holders of Senior Obligations or from any trustee therefor or representative thereof, and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.6 at least two Business Days prior to the date (i) upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), or (ii) moneys and/or U.S. Government Obligations are deposited in trust pursuant to ARTICLE VIII hereof then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Obligations (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Obligations or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Obligations to participate in any payment or distribution pursuant to this ARTICLE X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Obligations, as the case may be, held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this ARTICLE X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending administrative or judicial determination as to the right of such Person to receive such payment.

(c) Upon any payment or distribution of assets of the Issuer referred to in this ARTICLE X, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Obligations and other indebtedness of the Issuer, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE X.

Section 10.7 Rights of the Trustee; Holders of Senior Obligations.

(a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this ARTICLE X in respect of any Senior Obligations at any time held by it, to the same extent as any other holder of Senior Obligations, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b) With respect to the holders of Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this ARTICLE X, and no implied covenants or obligations with respect to the holders of such Senior Obligations shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Obligations and, subject to the provisions of ARTICLE VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Obligations if it shall pay over or deliver to Holders, the Issuer or any other Person money or assets to which any holder of such Senior Obligations shall be entitled by virtue of this ARTICLE X or otherwise.

(c) Nothing in this ARTICLE X shall apply to claims of, or payments to, the Trustee under Section 7.7.

Section 10.8 Ranking May Not be Impaired.

(a) No right of any present or future holder of any Senior Obligations to enforce its senior right of payment with regard to the Notes as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b) Without in any way limiting the generality of clause (a) of this Section 10.8, the holders of Senior Obligations may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing its senior right of payment with regard to the Notes provided in this ARTICLE X or the obligations hereunder of the Holders of the Notes to the holders of such Senior Obligations, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Obligations, or otherwise amend or supplement in any manner such Senior Obligations or any instrument evidencing the same or any agreement under which such Senior Obligations is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Obligations; (iii) release any Person liable in any manner for the collection of such Senior Obligations; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person, as the case may be.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Notices.

(a) Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served by the Trustee, any Agent or by the Holders to or on the Issuer, shall be in writing and shall be sufficient for every purpose hereunder if given or served by facsimile transmission or other electronic transmission or by courier (except as otherwise specifically provided herein) or by mail addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Banco de Galicia y Buenos Aires, Tte. Gral. Juan D. Perón 407, Buenos Aires, Argentina, Attention: Gonzalo Braceras, Fax: (5411) 6329-6100. Any notice, agreement, direction, instruction, request, demand or other communication by the Issuer or any Holder to or upon the Trustee shall be in English and in writing and shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if given or made at the Corporate Trust Office of the Trustee by an internationally recognized courier, by mail or by facsimile or other electronic transmission. Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served to or on the Trustee’s Representative in Argentina shall be sufficient for every purpose hereunder if given by courier (except as otherwise specifically provided herein), facsimile transmission or other electronic transmission or by mail addressed (until another address of the Trustee’s Representative in Argentina is provided to the Trustee and the Issuer) to Banco de Valores S.A., Sarmiento 310, Autonomous City of Buenos Aires, Attention: Jorge Sáez, Alberto Jorge Liwski, Fax: +5411 4323 6942. Any notice, agreement, direction, instruction, request, demand or other communication that by any provision of this Indenture is required or permitted to be given or served to or on the Luxembourg Paying Agent or Luxembourg Transfer Agent, as the case may be, shall be in English and in writing and shall be sufficient for every purpose hereunder if given by courier, by facsimile transmission or other electronic transmission or by mail addressed (until another address of the Luxembourg Paying Agent and Luxembourg Transfer Agent is provided to the Trustee and the Issuer) to The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453, Grand Duchy of Luxembourg, Attention: International Corporate Trust, Fax: +352 24 524 204.

In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, agreements, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, agreements, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, agreements, directions, reports, notices or other communications or information to the extent in accordance with the terms hereof. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, agreements, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, agreements, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) All notices regarding this Indenture and the Notes to the Holders shall be: (x) if to Holders of Global Notes, given to DTC in accordance with its applicable procedures and (y) if to Holders of Certificated Notes, mailed to each Holder at such Holder’s address as it appears on the Register. From and after the date the Notes are listed on the BASE and admitted for trading on the MAE, all notices to Holders shall be published in the Bulletin of the Buenos Aires Stock Exchange, on the CNV web page, on the Issuer’s web page and in a widely circulated newspaper in Argentina, which is expected to be La Nación (or any successor paper). From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and so long as required by the rules of such exchange, all notices to Holders shall be published in English:

(i) via the website of the Luxembourg Stock Exchange at www.bourse.lu or in a leading newspaper having a general circulation in Luxembourg; or

(ii) if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

(c) Notices shall be deemed to have been given on the date notice is given, mailed or published as aforesaid in Section 11.1(b) or, if published on different dates, on the date of the first such publication.

(d) Notwithstanding anything to the contrary contained herein, any notice or communication to a registered Holder will be deemed to have been duly given to the Holders (x) if to Holders of Global Notes, if given to DTC in accordance with its applicable procedures and (y) if to Holders of Certificated Notes, if mailed to the Holder at the Holder’s address as it appears on the Register; and in either case shall be sufficiently given if so mailed or given within the time prescribed.

(e) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.3 Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement substantially to the effect that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement substantially to the effect that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 11.4 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Agents may make reasonable rules for their functions.

Section 11.5 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 11.6 Governing Law, etc.

(A) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT ALL MATTERS RELATING TO THE DUE AUTHORIZATION, EXECUTION, ISSUANCE AND DELIVERY OF THE NOTES BY THE ISSUER, AND MATTERS RELATING TO THE LEGAL REQUIREMENTS NECESSARY IN ORDER FOR THE NOTES TO QUALIFY AS “NEGOTIABLE OBLIGATIONS” UNDER ARGENTINE LAW, SHALL BE GOVERNED BY THE NEGOTIABLE OBLIGATIONS LAW AND ANY OTHER APPLICABLE ARGENTINE LAWS AND REGULATIONS.

(b) EACH OF THE PARTIES HERETO AND EACH HOLDER BY ITS ACCEPTANCE OF A NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Each of the parties hereto:

(i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in the Borough of Manhattan, The City of New York, New York, provided that the Issuer agrees that any suit, action, or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal, and any competent court in the place of its corporate domicile;

(ii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding;

(iii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such courts has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile; and

(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.

(d) The Issuer has appointed CT Corporation System, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in the Borough of Manhattan, The City of New York, New York. The Issuer represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Issuer agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Issuer of a successor agent in The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

(e) To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

(f) Nothing in this Section 11.6 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.7 No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes; provided that under Article 34 of the Negotiable Obligations Law, the Directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Holders arising from any violation of the Negotiable Obligations Law.

Section 11.8 Provisions of Indenture for the Sole Benefit of Parties and Holders. Other than as set forth in ARTICLE X, nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 11.9 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.10 Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 11.11 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes or this Indenture. Any amount received or recovered in respect of such obligations in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Subsidiary thereof or otherwise) by the Trustee, an Agent or any Holder of the Notes in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge of it under the Notes or this Indenture only to the extent of the U.S. Dollars amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so), acting reasonably. If that U.S. Dollars amount is less than the U.S. Dollars amount expressed to be due to the recipient under the Notes or this Indenture, the Issuer shall indemnify the recipient against any loss sustained by it in making any such purchase. In any event, the Issuer shall indemnify the recipient against the cost of making any purchase of U.S. Dollars. For the purposes of this Section 11.12, it shall be sufficient for the Trustee, such Agent and/or Holder of a Note to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable) and that the change of the purchase date was needed.

The indemnities of the Issuer contained in this Section 11.12, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Issuer; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes; and (v) shall survive the termination of this Indenture.

Section 11.13 USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity which maintains a business relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 11.14 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:	/s/ Raul Seoane
Name:	Raul Seoane
Title:	Vice Chairman

By:	/s/ Guillermo Pando
Name:	Guillermo Pando
Title:	Secretary Director

[Signature Page to Indenture]

The Bank of New York Mellon as Trustee, Co-Registrar, Principal Paying Agent and Principal Transfer Agent

By:	/s/ Elizabeth Stern
Name:	Elizabeth Stern
Title:	Vice President

[Signature Page to the Indenture]

The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:	/s/ Elizabeth Stern
Name:	Elizabeth Stern
Title:	Authorized Signing Officer

[Signature Page to the Indenture]

Banco de Valores S.A. as Representative of the Trustee in Argentina

By:	/s/ Jorge I. Baez
Name:	Jorge I. Baez
Title:	Attorney- In-Fact

[Signature page to Indenture]

EXHIBIT A

FORM OF NOTE

THE SHAREHOLDER’S MEETINGS OF THE ISSUER HELD ON APRIL 28, 2005, AND THE MEETING OF THE BOARD OF DIRECTORS OF THE ISSUER HELD ON SEPTEMBER 15, 2005 (AUTHORIZED PURSUANT TO RESOLUTION NO. 15,228, DATED NOVEMBER 4, 2005, OF THE CNV), ESTABLISHED THE ISSUER’S PROGRAM. THE AMENDMENT AND EXTENSION OF THE PROGRAM WAS ESTABLISHED PURSUANT TO SHAREHOLDERS’ MEETINGS OF THE ISSUER HELD ON APRIL 26, 2016, AND THE MEETING OF THE BOARD OF DIRECTORS OF THE ISSUER HELD ON MAY 24, 2016. THE ISSUANCE OF THE SUBORDINATED RESETTABLE NOTES REPRESENTED HEREBY HAS BEEN APPROVED PURSUANT TO A RESOLUTION OF THE BOARD OF DIRECTORS OF THE ISSUER DATED JUNE 23, 2016, AND AUTHORIZED BY THE CNV ON JUNE 23, 2016.

THE ISSUER WAS ORGANIZED AS A CORPORATION WITH LIMITED LIABILITY (SOCIEDAD ANÓNIMA) UNDER THE LAWS OF ARGENTINA ON SEPTEMBER 28, 1905, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE OF THE CITY OF BUENOS AIRES UNDER NO. 4, FILE NO. 32, BOOK 20 A, ON NOVEMBER 21, 1995, WITH A DURATION UNTIL 2100, AND ITS REGISTERED DOMICILE IS CALLE TTE. GRAL. J. D. PERÓN 407/29, CITY OF BUENOS AIRES, FEDERAL DISTRICT, ARGENTINA.

IN ACCORDANCE WITH ARTICLE 15 OF THE BY-LAWS OF THE ISSUER, THE ISSUER’S MAIN CORPORATE PURPOSE CONSISTS OF THE PERFORMANCE OF AUTHORIZED OPERATIONS AND TRANSACTIONS WITHIN THE BANKING AND FINANCIAL SECTORS.

THE CAPITAL STOCK OF THE ISSUER AS OF MARCH 31, 2016, THE DATE OF ITS MOST RECENT FINANCIAL STATEMENTS, WAS AR$562.33 MILLION, AND ITS SHAREHOLDERS’ EQUITY WAS AR$15 BILLION.

[Include the following Global Note Legend on all Global Notes:]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following Private Placement Legend on all Restricted Notes:]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (i) TO BANCO DE GALICIA Y BUENOS AIRES S.A., (ii) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (iii) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (iv) OUTSIDE OF THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (v) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

IF REQUESTED BY BANCO DE GALICIA Y BUENOS AIRES S.A. OR BY ANY INITIAL PURCHASER SET FORTH IN THE APPLICABLE OFFERING DOCUMENTS, THE TRANSFEREE AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THIS NOTE IS PERMISSIBLE UNDER THE SECURITIES ACT. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATED TO THE RESALE OR TRANSFER OF RESTRICTED NOTES GENERALLY. BY THE ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF BANCO DE GALICIA Y BUENOS AIRES S.A.

[Include the following OID Legend on all Notes:]

FOR PURPOSES OF SECTIONS 1271 THROUGH 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE ORIGINAL ISSUE DISCOUNT AT BANCO DE GALICIA Y BUENOS AIRES S.A.’S COMPARABLE YIELD FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE OF THIS NOTE IS 100.000%; THE ISSUE DATE OF THIS NOTE IS JULY 19, 2016; BANCO DE GALICIA Y BUENOS AIRES’S COMPARABLE YIELD FOR THIS NOTE IS 8.750%; AND THE PROJECTED PAYMENT SCHEDULE (WHICH SCHEDULE IS ATTACHED AS SCHEDULE A TO THE INDENTURE) FOR THIS NOTE IS $41.250 PER $1,000 PRINCIPAL AMOUNT ON EACH INTEREST PAYMENT DATE THROUGH THE RESET DATE AND $47.585 PER $1,000 PRINCIPAL AMOUNT ON EACH INTEREST PAYMENT DATE THEREAFTER, OTHER THAN THE MATURITY DATE ON WHICH IT WILL BE $1,047.585 PER $1,000 PRINCIPAL AMOUNT.

FORM OF FACE OF NOTE

BANCO DE GALICIA Y BUENOS AIRES S.A.

SUBORDINATED RESETTABLE NOTES CLASS II DUE 2026

No. [ ]	Principal Amount U.S.$[ _]

[If the Note is a Global Note include the following two lines:

as revised by the Schedule of Increases and

Decreases in Global Note attached hereto]

[If the Note is a Rule 144A Global Note, insert: CUSIP NO.: 059538 AR9 ISIN NO.: US059538AR97]

[If the Note is a Regulation S Global Note, insert: CUSIP NO.: P0R66C AA6 ISIN NO.: USP0R66CAA64]

Banco de Galicia y Buenos Aires S.A., a corporation (sociedad anónima) formed in Argentina, promises to pay to [if the Note is a Global Note: Cede & Co., the nominee for The Depository Trust Company], or registered assigns, the principal sum of [                    ] U.S. Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on July 19, 2026.

Interest Rate:	As stated on the reverse hereof

Interest Payment Dates:	January 19 and July 19 of each year, commencing on January 19, 2017

Record Dates:	January 4 and July 4

Maturity Date:	July 19, 2026

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed

BANCO DE GALICIA Y BUENOS AIRES S.A.

By:
Name:
Title: Director

By:
Name:
Title: Supervisory Committee Member

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

The Bank of New York Mellon,

as Trustee, certifies

that this is one of

the Notes referred

to in the Indenture.

By:		Date:
Authorized Signatory

FORM OF REVERSE SIDE OF NOTE

1.	Interest

Banco de Galicia y Buenos Aires S.A., a corporation (sociedad anónima) formed in Argentina (and its successors and assigns under the Indenture hereinafter referred to, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Issuer shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on January 19, 2017. The Notes will bear interest at the rate per annum equal to 8.250% from July 19, 2016 (the “Closing Date”) to, but excluding, July 19, 2021 (the “Reset Date”). From and after the Reset Date to, but excluding, the date of maturity or earlier redemption date of the Notes, the Notes will bear interest at the rate per annum equal to the sum of (i) the Benchmark Reset Rate on the Reset Date plus (ii) 715.6 basis points, as calculated by the Independent Investment Banker on the Reset Date. The Independent Investment Banker shall give written notice to the Issuer and the Trustee of such interest rate on the Reset Date. The calculations of the Independent Investment Banker shall be binding on the Issuer, the Trustee, the Agents and the Holders absent manifest error. The Issuer shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate then borne by the Notes plus 2.00% per year, and shall pay interest on overdue installments of interest at the same rate to the extent such payments are lawful (“Defaulted Interest”), without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture.

All payments made by or on behalf of the Issuer in respect of the Notes shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within (1) Argentina, (2) any other jurisdiction in which the Issuer or any Successor Person is organized, (3) any other jurisdiction from or through which payments are made by or at the direction of the Issuer or (4) by or within any political subdivision of or in any of the foregoing having the power to tax (each such jurisdiction, a “Relevant Jurisdiction” and all such taxes, “Relevant Taxes”), unless such withholding or deduction is required or compelled by law. In the event of any such withholding or deduction, the Issuer shall pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.	Method of Payment

Prior to 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Principal Paying Agent money sufficient to pay such principal and/or interest. The Issuer shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date, whether or not a Business Day, preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date; provided that (i) if and to the extent the Issuer shall default in the payment of the interest (including Additional Amounts) due on such Interest Payment Date for such Note, such Defaulted Interest (including Additional Amounts) shall be paid to the Persons in whose names such Note is registered at the close of business on a Special Record Date (which shall be not less than 15 days prior to the date of payment of such Defaulted Interest) established by notice given by or on behalf of the Issuer to the Holders of Notes not less than 10 calendar days preceding such Special Record Date and (ii) interest payable at Stated Maturity or upon acceleration will be payable to the person to whom principal shall be payable. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in U.S. Dollars.

Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. None of the Issuer, the Trustee or any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Issuer shall make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Certificated Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Principal Paying Agent to such effect designating such account at least 10 Business Day prior to the relevant payment date.

3.	Trustee and Agents

Initially, The Bank of New York Mellon (the “Trustee”), shall act as Trustee, Principal Paying Agent, Principal Transfer Agent and Co-Registrar, Banco de Valores S.A., shall act as Representative of the Trustee in Argentina, under the conditions set forth in the Indenture, and The Bank of New York Mellon (Luxembourg) S.A., shall act as Luxembourg Paying Agent and Luxembourg Transfer Agent. The Issuer may appoint and change any Agent without notice to any Holder. The Issuer may act as any Agent.

4.	Indenture; Ranking

The Issuer originally issued the Notes under an Indenture, dated as of July 19, 2016 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Trustee, Banco de Valores S.A., as Representative of the Trustee in Argentina (under the conditions set forth in the Indenture) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

The Notes are subordinated unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuer may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture.

As further set forth in the Indenture, the payment by the Issuer of the principal of and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be junior in right of payment and in liquidation to all Senior Obligations, whether outstanding at the date of the Indenture or thereafter incurred and will be senior in right of payment and in liquidation to only the Issuer’s Junior Obligations. No provision of this paragraph shall prevent the occurrence of any Acceleration Event hereunder. The Notes will constitute the Issuer’s subordinated and unsecured obligations and will rank (i) junior in right of payment to all of the Issuer’s existing and future Senior Obligations, (ii) pari passu in right of payment to the Issuer’s Parity Obligations and (iii) senior in right of payment to the Issuer’s Junior Obligations in the event of bankruptcy or liquidation of the issuer, with express waiver of any general or special privileges.

The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Issuer to consolidate or merge or transfer or convey all or substantially all of the Issuer’s assets.

5.	Optional Redemption

(a) Optional Redemption of the Notes. Subject to the prior authorization of the SEFC, or any other Argentine Governmental Authority, as required, the Issuer shall have the right, at its option, by the giving of notice as provided in the Indenture to redeem the Notes, in whole but not in part, on the Reset Date at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of redemption, together with any Additional Amounts (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the Issuer does not create any expectation that it will redeem the Notes, and provided, further, that after giving effect to such redemption, the Issuer remains in compliance with all applicable Central Bank regulations.

(b) Optional Regulatory Redemption. On and at any time after July 19, 2021, the Notes may be redeemed in whole, but not in part, at the Issuer’s election with the prior approval of the SEFC, or any other then-applicable Argentine Governmental Authority, as required, by the giving of notice as provided in the Indenture, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the date of redemption, together with any Additional Amounts (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of Argentina or any political subdivision thereof or therein, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties in a Relevant Jurisdiction, the Issuer will no longer be entitled to treat the full principal amount of the Notes as Tier II Regulatory Capital pursuant to applicable Central Bank regulations, other than pursuant to Section 8.3.3.4(iii) of Communication “A” 5580 of the Central Bank, as amended, which provides that after five years from the issuance of the Notes, the amount that may be accounted as Tier II Regulatory Capital shall be reduced by 20% each year, if such change or amendment is announced on or after the Closing Date; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the date scheduled for redemption.

(c) Optional Tax Redemption. On and at any time after July 19, 2021, the Notes may be redeemed, in whole but not in part, at the Issuer’s election with the prior approval of the SEFC, or any other then-applicable Argentine Governmental Authority, as required, by the giving of notice as provided in the Indenture, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, together with any Additional Amounts (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) or treaties of a Relevant Jurisdiction, or any change in the official application, administration or interpretation of such laws, regulations, rulings or treaties in a Relevant Jurisdiction, the Issuer has or will become obligated to pay Additional Amounts on the Notes, if such change or amendment is announced on or after the Closing Date (or in the case of a Relevant Tax imposed by a jurisdiction that first becomes a Relevant Jurisdiction on a date after the Closing Date, after such date) and such obligation cannot be avoided by the Issuer taking reasonable measures available to it (it being understood that changing the jurisdiction of the Paying Agent shall be a reasonable measure but changing the jurisdiction of the Issuer shall not be a reasonable measure); provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, were a payment in respect of the Notes then due.

(d) Optional Redemption Procedures. Prior to the giving of notice of redemption of such Notes pursuant to the Indenture, the Issuer will deliver to the Trustee an Officers’ Certificate and a written opinion of recognized Argentine counsel, independent of the Issuer, to the effect that all governmental approvals necessary for the Issuer to effect such redemption have been or at the time of redemption will be obtained and be in full force and effect and that the Issuer is entitled to effect such a redemption pursuant to the Indenture, and setting forth, in reasonable detail, the circumstances giving rise to such right of redemption. Notice of any redemption will be given to the Holders at least 30 days but not more than 90 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with the Indenture. Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the Redemption Date, and, commencing on the Redemption Date, Notes redeemed will cease to accrue unless the Issuer defaults in the payment of the redemption price.

Notes called for redemption shall become due on the date fixed for redemption. The Issuer shall pay the redemption price for any Note together with accrued and unpaid interest thereon to but excluding the Redemption Date. On and after the Redemption Date, interest shall cease to accrue on Notes called for redemption as long as the Issuer has deposited with the

Principal Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuer, such redeemed Notes shall be cancelled.

6.	Denominations; Transfer; Exchange

The Notes are in fully registered form without coupons, and only in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Co-Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Co-Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption for a period beginning 15 days before the giving of a notice of Notes to be redeemed and ending on the date of such notice or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

7.	Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

8.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or applicable Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee or any Paying Agent for payment.

9.	Discharge Prior to Redemption or Maturity

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

10.	Amendment, Waiver

(a) The Issuer and the Trustee may amend, modify or supplement the Indenture and the Notes without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency contained in the Indenture or in the Notes;

(ii) to provide for the assumption by a Successor Person of the obligations of the Issuer under the Indenture;

(iii) to provide for the issuance of Additional Notes in accordance with the Indenture;

(iv) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(v) to conform the terms of the Indenture or the Notes with the description thereof set forth in the “Description of the Notes” section of the Offering Memorandum to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture or the Notes;

(vi) to evidence the replacement of the Trustee as provided for under the Indenture; and

(vii) for any other purpose that the parties to the Indenture may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of Holders in any respect.

(b) Modifications to, amendments of, and supplements to, the Indenture or the Notes not set forth under Section 9.1 of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then Outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(i) reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;

(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(iv) make any Notes payable in currency other than that stated in the Notes;

(v) make any change in the provisions of the Indenture entitling each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment;

(vi) make any change to the Indenture that adversely affects the rights of any Holder or amend the terms of the Notes in a way that would result in a loss of exemption from any applicable Relevant Taxes; and

(vii) make any change to the provisions of the Indenture or the Notes that adversely affects the ranking of the Notes.

11.	Defaults and Remedies

Following the occurrence of any Event of Default, the outstanding principal amount of the Notes shall be immediately and automatically accelerated. There is no right of acceleration in the case of a default in any payment on the Notes (whether when due, upon redemption or otherwise) or the performance of any of the Issuer’s other obligations under the Indenture or the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest.

12.	Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee and the Agents under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

13.	No Recourse Against Others

No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Issuer, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

16.	CUSIP or ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by the Issuer, and matters relating to the legal requirements necessary in order for the Notes to qualify as “negotiable obligations” under Argentine law, shall be governed by the Negotiable Obligations Law and any other applicable Argentine laws and regulations.

18.	Currency of Account; Conversion of Currency

U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Notes or the Indenture. The Issuer shall indemnify the Holders, the Trustee and the Agents as provided in respect of the conversion of currency relating to the Notes and the Indenture.

19.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The parties to the Indenture have agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York; provided that the Issuer has agreed that any suit, action, or proceeding against it arising out of or relating to the Indenture or the Notes, as the case may be, may be instituted in any court sitting in the City of Buenos Aires, the BASE’s Arbitral Tribunal, and any competent court in the place of its corporate domicile. The parties to the Indenture have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. The Issuer has appointed CT Corporation System, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Issuer has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Banco de Galicia y Buenos Aires S.A.

Perón 407, 22nd Floor

(C1038AAI)

Buenos Aires, Argentina

Attention: Gonzalo Braceras

Fax No.: (5411) 6329-6100

This Note does not qualify for the Argentine deposit insurance system established pursuant to Argentine Law Nº 24,485, as amended, and does not benefit from the priority right granted to depositors pursuant to Article 49(d) and (e) of Argentine Law Nº 21,526, as amended. This Note is not secured by any floating lien or special guarantee nor is this Note guaranteed by any other means or by any other entity.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I)	or (we) assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint                     to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

                                   (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Decrease or Increase	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER TO QIB

            [Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Re:	Subordinated Resettable Notes Class II due 2026
of Banco de Galicia y Buenos Aires S.A. (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of July 19, 2016 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as trustee, co-registrar, principal paying agent and principal transfer agent (the “Trustee”), Banco de Valores S.A., as representative of the Trustee in Argentina (under the conditions set forth in the Indenture) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture.

This letter relates to U.S.$                aggregate principal amount of the Issuer’s Subordinated Resettable Notes Class II due 2026 (the “Notes”) [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note (CUSIP: P0R66C AA6; ISIN: USP0R66CAA64; Common Code: 145501903)] beneficially owned by the undersigned (the “Transferor”). The Transferor hereby requests the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note (CUSIP: 059538 AR9; ISIN: US059538AR97; Common Code: 145501938).

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

B-2

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO REGULATION S

            [Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Re:	Subordinated Resettable Notes Class II due 2026
of Banco de Galicia y Buenos Aires S.A. (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of July 19, 2016 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as trustee, co-registrar, principal paying agent and principal transfer agent (the “Trustee”), Banco de Valores S.A., as representative of the Trustee in Argentina (under the conditions set forth in the Indenture) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture and/or in Regulation S (as defined below), as applicable.

This letter relates to U.S.$            aggregate principal amount of the Issuer’s Subordinated Resettable Notes Class II due 2026 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Global Note: , which represent an interest in a Rule 144A Global Note (CUSIP: 059538 AR9; ISIN: US059538AR97; Common Code: 145501938)] beneficially owned by the undersigned (the “Transferor”). The Transferor hereby requests the transfer of such Notes in exchange for an equivalent beneficial interest in the Regulation S Global Note (CUSIP: P0R66C AA6; ISIN: USP0R66CAA64; Common Code: 145501903).

In connection with such request, the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor represents that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been pre-arranged with a buyer in the United States;

C-1

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) the Transferor is the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

C-2

EXHIBIT D

FORM OF CERTIFICATE FOR TRANSFER

PURSUANT TO RULE 144

              [Date]

The Bank of New York Mellon

101 Barclay Street, Floor 7 East

New York, New York 10286

Re:	Subordinated Resettable Notes Class II due 2026
of Banco de Galicia y Buenos Aires S.A. (the “Issuer”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of July 19, 2016 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York Mellon, as trustee, co-registrar, principal paying agent and principal transfer agent (the “Trustee”), Banco de Valores S.A., as representative of the Trustee in Argentina (under the conditions set forth in the Indenture) and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and transfer agent. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Indenture.

This letter relates to U.S.$             aggregate principal amount of the Issuer’s Subordinated Resettable Notes Class II due 2026 (the “Notes”) [in the case of a transfer of an interest in a Rule 144A Global Note: , which represent an interest in a Rule 144A Global Note (CUSIP: 059538 AR9; ISIN: US059538AR97; Common Code: 145501938)] beneficially owned by the undersigned (the “Transferor”). The Transferor hereby confirms that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

D-1

SCHEDULE A

PROJECTED PAYMENT SCHEDULE

Payment Dates	Projected Payment per $1,000 Principal Amount
January 19, 2017	US$	41.250
July 19, 2017	US$	41.250
January 19, 2018	US$	41.250
July 19, 2018	US$	41.250
January 19, 2019	US$	41.250
July 19, 2019	US$	41.250
January 19, 2020	US$	41.250
July 19, 2020	US$	41.250
January 19, 2021	US$	41.250
July 19, 2021	US$	41.250
January 19, 2022	US$	47.585
July 19, 2022	US$	47.585
January 19, 2023	US$	47.585
July 19, 2023	US$	47.585
January 19, 2024	US$	47.585
July 19, 2024	US$	47.585
January 19, 2025	US$	47.585
July 19, 2025	US$	47.585
January 19, 2026	US$	47.585
July 19, 2026	US$	1,047.585

A-1